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[NYCORP:57841.10--5865-008]
                                              CONFORMED COPY










            REVOLVING CREDIT FACILITY AGREEMENT



                           among



                   PROVIDIAN CORPORATION,



                       CREDIT SUISSE,
                        as Arranger
                and as Administrative Agent,



                    ABN-AMRO BANK N.V.,
                      as Lead Manager,


                             and


           the Banks listed in Section 2.01 hereof








                dated as of August 17, 1995



                     TABLE OF CONTENTS


                                                        Page

I.     DEFINITIONS                                           1


II.    LOANS                                                 19

         SECTION 2.01.         Commitments                     19
         SECTION 2.02.         Competitive Bid Procedure       22
         SECTION 2.03.         Six-Month Review                25
         SECTION 2.04.         Standby Borrowing Procedure     25
         SECTION 2.05.         Evidence of Debt                26
         SECTION 2.06.         Refinancings                    28
         SECTION 2.07.         Fees                            29
         SECTION 2.08.         Arrangement Fees                29
         SECTION 2.09.         Termination and Reduction of    29
Commitments
         SECTION 2.10.         Continuation and Conversion of  30
Standby Loans
             SECTION 2.11.         Competitive Loans               31
             SECTION 2.12.         Interest on Competitive Loans   32
             SECTION 2.13.         Standby Loans                   33
             SECTION 2.14.         Interest on Standby Loans       34
             SECTION 2.15.         Interest on Overdue Amounts
                                         35
             SECTION 2.16.         Alternate Rate of Interest
                                         35
             SECTION 2.17.         Prepayment of Loans             36
             SECTION 2.18.         Reserve Requirements; Change in
Circumstances
                                                     37
      SECTION 2.19.         Change in Legality              40
      SECTION 2.20.         Indemnity                       41
      SECTION 2.21.         Pro Rata Treatment              42
      SECTION 2.22.         Sharing of Setoffs              42
      SECTION 2.23.         Tax Forms                       43


III.   REPRESENTATIONS AND WARRANTIES                        44

           SECTION 3.01.         Corporate Existence             44
           SECTION 3.02.         Subsidiaries                    45
           SECTION 3.03.         Authorization                   45
           SECTION 3.04.         Governmental Approval           46
           SECTION 3.05.         Enforceability                  46
           SECTION 3.06.         Financial Statements            46
           SECTION 3.07.         Litigation; Compliance with     47
Laws
         SECTION 3.08.         Federal Reserve Regulations     47
         SECTION 3.09.         Taxes                           48
         SECTION 3.10.         Employee Benefit Plans          48
         SECTION 3.11.         Agreements                      48
         SECTION 3.12.         Title to Properties; Possession 49
Under Lease
          SECTION 3.13.         Environmental Matters           49
          SECTION 3.14.         No Material Misstatements       50
          SECTION 3.15. Investment Company Act; Public 51 Utility Holding Company Act


IV.    CONDITIONS OF LENDING                                 51

        SECTION 4.01.         All Borrowings                  51
        SECTION 4.02.         First Borrowing                 52


V.     COVENANTS                                             53

       SECTION 5.01.         Financial and Other Information 53
       SECTION 5.02.         Litigation and Other Notices    56
       SECTION 5.03.         Corporate Existence, etc        56
       SECTION 5.04.         Regulation U                    57
       SECTION 5.05.         Senior Funded Indebtedness      57
       SECTION 5.06.         Statutory Surplus               57
       SECTION 5.07.         Ownership of Restricted         58
Subsidiaries
      SECTION 5.08.         Merger, Acquisition and Sale of 58
Assets
     SECTION 5.09.         Liens                           59
     SECTION 5.10.         Subsidiaries                    59
     SECTION 5.11.         Pari Passu                      60
     SECTION 5.12.         Compliance with Environmental   60
Laws
    SECTION 5.13.         Preparation of Environmental    60
Reports


VI.    EVENTS OF DEFAULT                                     60


VII.   THE ADMINISTRATIVE AGENT                              63


VIII.  MISCELLANEOUS                                         66

     SECTION 8.01.         Notices                         66
     SECTION 8.02.         No Waivers; Amendments          67
     SECTION 8.03.         Payments on Business Days       68
     SECTION 8.04.         Governing Law                   68
     SECTION 8.05.         Expenses; Documentary Taxes     68
     SECTION 8.06.         Survival of Agreement,          69
Representations and Warranties, etc
      SECTION 8.07.         Participations                  69
      SECTION 8.08.         Successors and Assigns          70
      SECTION 8.09.         Right of Setoff                 71
      SECTION 8.10.         Severability                    71
      SECTION 8.11.         Confidentiality                 72
      SECTION 8.12.         Cover Page, Table of Contents   72
and Section Headings
      SECTION 8.13.         Counterparts                    72
      SECTION 8.14.         Entire Agreement                73


Exhibits

Exhibit A-1   Form of Competitive Bid Request
Exhibit A-2   Form of Standby Borrowing Request
Exhibit B     Form of Competitive Bid
Exhibit C     Form of Opinion of Stites & Harbison
Exhibit D     Form of Note
Exhibit E     Form of Opinion of Cravath, Swaine & Moore

Schedule 1    List of All Subsidiaries
Schedule 2    List of Credit Agreements and Liens


                              REVOLVING CREDIT FACILITY
               AGREEMENT dated as of August 17, 1995, among PROVIDIAN CORPORATION, a Delaware corporation (the "Company"), CREDIT SUISSE, as arranger (in such capacity, the "Arranger") and as administrative agent (in such capacity, the "Administrative Agent") for the banks listed in Section 2.01 (the "Banks"), ABN AMRO BANK N.V., as Lead Manager, and the Banks.


          The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a standby revolving credit basis on and after the Effective Date (as herein defined), and at any time and from time to time prior to the Maturity Date (as herein defined), a principal amount not in excess of $450,000,000 at any time outstanding. The Company has also requested the Banks to provide a procedure pursuant to which each Bank may bid on borrowings by the Company scheduled to mature on or prior to the Maturity Date on an uncommitted basis. The proceeds of such borrowings are to be used for general corporate purposes, including, without limitation, working capital requirements, liquidity and the repayment of maturing commercial paper and other indebtedness of the Company. The Banks are willing to extend such credit to the Company on the terms and conditions herein set forth. Accordingly, the Company and the Banks agree as follows:


I.   DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings specified below:

          "Adjusted CD Rate" shall mean, with respect to any CD Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the Quoted CD Rates of the Reference Banks. For purposes hereof, the term "Quoted CD Rates" shall mean, as to each Reference Bank, the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about

                                                       2





10:00 a.m., New York City time, to such Reference Bank on the first Business Day of the Interest Period applicable to such CD Loan by three New York City negotiable certificate of deposit dealers of recognized standing for the purchase at face value of negotiable certificates of deposit of such Reference Bank with a maturity comparable to such Interest
Period.

          "Affiliate" shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person.

          "Aggregate Commitment" shall mean the aggregate of the Commitments of all the Banks hereunder.

          "Alternate Base Loan" shall mean any Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.

          "Alternate Base Rate" shall mean, for any day, a fluctuating rate per annum equal to the greater of (a) the base commercial lending rate announced from time to time by the bank that is the Administrative Agent and (b) the rate quoted by the bank that is the Administrative Agent at approximately 11:00 a.m., New York City time, to dealers in the New York Federal funds market for the overnight offering of dollars by the bank that is the Administrative Agent for deposit, plus .5%. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the rates in (a) or (b) above shall be effective on the date such change in the applicable rate is announced. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the rate in (b) above for any reason, including, without limitation, the inability of the Administrative Agent to obtain sufficient bids in accordance with the terms thereof, the Alternate Base Rate shall be the rate in (a) above until the circumstances giving rise to such inability no longer exist. The Administrative Agent shall notify the Company of such occurrence within a reason able time.

          "Applicable Fee Percentage" shall mean on any date the applicable percentage set forth below based upon the
Ratings:

                                               Applicable
                                             Fee Percentage

                                                Facility
                                                   Fee
     Category 1
                                                  .10%
     A+ or higher by S&P;
     A1 or higher by Moody's;
     A+ or higher by Duff & Phelps

     Category 2                                   .125%

     Below A+ but at least A- by S&P;
     Below A1 but at least A3 by Moody's;
     Below A+ but at least A- by Duff & Phelps

     Category 3                                   .20%

     Below A- by S&P;
     Below A3 by Moody's;
     Below A- by Duff & Phelps

For purposes of the foregoing, (i) if the Ratings estab lished by Moody's, S&P and Duff & Phelps shall fall within different categories, all such Ratings shall be deemed to fall in the category in which the largest number of such Ratings shall fall (or, if there shall be no such category, in Category 2) and (ii) if any rating established by Moody's, S&P or Duff & Phelps shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Duff & Phelps) such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change, if any such rating agency shall cease to be in the business of rating corporate debt obligations, or if any such rating agency shall not have a Rating in effect, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Applicable Margin" shall mean on any date, with respect to the Loans comprising any Standby Borrowing of Eurodollar Loans or CD Loans, as the case may be, the applicable spread set forth below based on the Ratings:

                                    Applicable Margin

                              Eurodollar
                              Loan Spread   CD Loan Spread

Category 1                       .25%            .375%

A+ or higher by S&P;
A1 or higher by Moody's;
A+ or higher by Duff & Phelps

Category 2                       .275%           .400%

Below A+ but at least A- by S&P;
Below A1 but at least A3 by
  Moody's;
Below A+ but at least A- by
  Duff & Phelps

Category 3                       .35%            .475%

Below A- by S&P;
Below A3 by Moody's;
Below A- by Duff & Phelps

For purposes of the foregoing, (i) if the Ratings estab lished by Moody's, S&P and Duff & Phelps shall fall within different categories, all such Ratings shall be deemed to fall in the category in which the largest number of Ratings shall fall (or, if there shall be no such category, in Category 2) and (ii) if any rating established by Moody's, S&P or Duff & Phelps shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Duff & Phelps) such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change, if any such rating agency shall cease to be in the business of rating corporate debt obligations, or if any such rating agency shall not have a Rating in effect, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Arrangement Fees" shall have the meaning given such term in Section 2.08.

          "Assessment Rate" shall mean for any date the arithmetic average of the then current net annual assessment rates (rounded upwards, if necessary, to the next 1/100 of 1%) that will be employed in determining amounts payable by the Reference Banks to the Federal Deposit Insurance Corporation (or any successor).

          "Asset Valuation Reserve" shall mean the amount shown as such in the applicable statutory financial statements of each Designated Insurance Subsidiary.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrowing" shall mean a Competitive Borrowing or a Standby Borrowing.

          "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of New York on which banks and the Federal Reserve Bank of New York are open for business in New York City; provided, however, that when used in connection with a Eurodollar Loan the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

          "Capital Lease Obligation" shall mean, as to any person, the obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obliga tions are required to be classified and accounted for as a capital lease on a balance sheet of such person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

          "CD Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

          A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall become the owner directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggre gate ordinary voting power represented by the issued and outstanding capital stock of the Company in a transaction (or series of transactions) not approved prior to its consummation by the board of directors of the Company or
(b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time have been occupied by persons who were neither (i) nominated by the management of the Company, nor (ii) appointed by direc tors so nominated.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Closing Date" shall mean the date of the first
Borrowing hereunder.

          "Commitment" shall mean, with respect to each Bank, the Commitment of such Bank hereunder as set forth in
Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

          "Commonwealth Life" shall mean Commonwealth Life
Insurance Company, a subsidiary of the Company organized and existing under the laws of the State of Kentucky.

          "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.02.

          "Competitive Bid Request" shall mean a request made pursuant to Section 2.02 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a Borrowing consisting of simultaneous Competitive Loans from each of the Banks whose Competitive Bid as a part of such Borrowing has been accepted by the Company under the bidding procedure described in Section 2.02.

          "Competitive Loan" shall mean a Loan from a Bank to the Company pursuant to the bidding procedure described in Section 2.02.

          "Designated Insurance Subsidiary" shall mean, at all times prior to the Maturity Date, so long as it remains a subsidiary of the Company, each Subsidiary listed in
Schedule 1 hereto under the heading "Designated Insurance Subsidiary" and any wholly-owned subsidiary of the Company newly organized under the laws of the United States, a state thereof or the District of Columbia for the sole purpose of merging or consolidating two or more Designated Insurance Subsidiaries.

          "dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

          "Duff & Phelps" shall mean Duff & Phelps Credit
Rating Company, or any successor thereto.

          "Effective Date" shall mean the later of
(i) August 21, 1995, and (ii) the date of satisfaction or waiver of all conditions of lending pursuant to Article IV hereof; provided, however, that the Effective Date shall occur no later than September 30, 1995.

          "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental
Law.

          "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or
(d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental
Authority pursuant to any Environmental Law.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, and the rules and regula tions promulgated thereunder, as from time to time in effect.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under
Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan;
(ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (vi) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA;
(viii) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; and (ix) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Company.

          "Eurodollar Loan" shall mean any Loan with respect to which the Company shall have selected an interest rate based on the LIBOR Rate in accordance with the provisions of
Article II.

          "Event of Default" shall mean any of the events described in Article VI.

          "Facility Fee" shall have the meaning assigned such term in Section 2.07.

          "Fee Letter" shall have the meaning given such term in Section 2.08

          "Financial Officer" of any corporation shall mean its chief financial officer, principal accounting officer, treasurer or any vice president of such corporation employed in its corporate financial division.

          "Fixed Rate Loan" shall mean any Competitive Loan made by a Bank pursuant to Section 2.02 based upon an actual percentage rate per annum selected by the Bank, expressed as a decimal (to no more than four decimal places).

          "Funded Indebtedness" of any person shall mean at any date (without duplication): (a) all Indebtedness (including, in the case of the Company, its obligations under this Agreement) that matures by its terms more than one year from the date of determination or matures within one year of such date but is directly or indirectly renewable or extendable, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year from such date and (b) all other Indebtedness of such person which constitutes a long-term debt liability under generally accepted accounting principles; provided that in no event shall Funded Indebtedness of any person include the MIPS or Indebtedness of such person arising from a transaction pursuant to which the Company or any of the Subsidiaries assigns with recourse a portfolio of assets to a third party in exchange for the assignment with recourse by such third party to it of a portfolio of assets of substantially the same type and the net present value of the discounted cash flows of which is substantially the same as that of the portfolio of assets so assigned by the Company or such Subsidiary.

          "Governmental Authority" shall mean any interna tional, federal, state, regional, local or foreign court or governmental agency, authority, instrumentality or regula tory body.

          "Guarantee" by any person shall mean any obliga tion, contingent or otherwise, of such person guaranteeing any Indebtedness of another person or in any manner provid ing for payment directly by such first-mentioned person to the holder of such Indebtedness in order to protect such holder against loss (whether by agreement to purchase or repurchase such Indebtedness or otherwise); provided that the term "Guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business or indemnities for costs and expenses or (b) guarantees of intercompany obligations of the Company or any Subsidiary.

          "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind,
(b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obliga tions of such person upon which interest charges are custom arily paid, (d) all obligations of such person created or arising under conditional sale or other title retention agreements relating to property purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Capital Lease Obligations and (g) all Guarantees of such person of Indebtedness, but excluding all non-recourse obligations of any person.

          "Insurance" shall mean a contract whereby one undertakes to pay or indemnify another as to loss from certain specified contingencies or perils called "risks", or to pay or grant a specified amount or determinable benefit in connection with ascertainable risk contingencies, or to act as surety, or to pay or grant an annuity, which is a contract under which obligations are assumed with respect to one or more payments for a specific term or terms, including, but not limited to, those kinds of unallocated annuity and unallocated funding agreement products commonly known as guaranteed investment contracts, guaranteed interest contracts, group annuities, and deposit administration contracts, or a contract under which the making or continuance of all or some of such payments or the amount of any such payment is dependent upon the continuance of human life.

          "Interest Payment Date" shall mean (i) with respect to any Eurodollar or CD Loan, the last day of the Interest Period applicable thereto and, in the case of any Loan with an Interest Period in excess of 3 months or 90 days, as applicable, each day that is 3 months or 90 days, respectively, after the date of such Loan or the preceding Interest Payment Date, as the case may be, (ii) in the case of any Alternate Base Loan or Fixed Rate Loan, the last day of the Interest Period applicable thereto, on each March 31, June 30, September 30 and December 31 falling within such Interest Period and (iii) with respect to any Loan, the date of any prepayment, repayment or conversion thereof.

          "Interest Period" shall mean (i) as to any Euro dollar Loan that is a Standby Loan, (a) the period commenc ing on the date of such Loan or on the last day of the preceding Interest Period, if any, applicable to such Loan, and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect or (b) subject to availability and the Short-Term Procedure, the period specified in the Standby Borrowing Request therefor (which shall in no event be longer than 1 month), (ii) as to any Alternate Base Loan, a period commencing on the date of such Loan and ending on the date specified in the applicable Standby Borrowing Request,
(iii) as to any CD Loan, (x) a period of 30, 60, 90 or 180 days' duration, as the Company may elect, commencing on the date of such Loan, or (y) subject to availability and the Short-Term Procedure, the period specified in the Standby Borrowing Request therefor (which shall in no event be longer than 30 days); (iv) as to any Competitive Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make the Competitive Loan was extended (which date shall be (A) in the case of any Eurodollar Loan, the numerically corresponding day (or, if there is no such corresponding day, the last day) in the calendar month that is 1, 2, 3, 6, 9 or 12 months after the date of such Loan, or such shorter period as specified in the applicable Competitive Bid Request, or (B) in the case of any Fixed Rate Loan, such other date as shall be specified in such Competitive Bid Request); provided, however, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period may be selected for an Alternate Base Loan, a Eurodollar Loan, a CD Loan or a Fixed Rate Loan which ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Investment" shall mean any investment in any person whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise
(excluding any investment in an unconsolidated Subsidiary arising solely from retained earnings of such Subsidiary).

          "Lease Obligations" shall mean, with respect to any person, obligations (not constituting Indebtedness) under leases of property of any kind in respect of which such person is liable directly, but not contingently.

          "LIBOR Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which dollar deposits for a maturity equal to the applicable Interest Period are offered in immediately available funds by the London office of each Reference Bank to leading banks in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean, with respect to any asset, any lien, mortgage, security interest, charge or encumbrance of any kind, including, without limitation, the rights of a vendor, lessor, or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, any production or advance payment, and any other right of or arrangement with any creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof but shall exclude (a) liens securing non-recourse obligations of any person and
(b) liens securing obligations that arise out of Insurance.

          "Life Insurance Business" shall mean the business of insurance of human lives and health and all types of insurance and selling activities incident thereto (includ ing, without limitation, the issuing or granting of guaran teed investment contracts, annuity contracts, endowment benefits, additional benefits in the event of death or dismemberment by accident and additional benefits in the event of the insured's disability, optional modes of settlement of proceeds, selling through agencies or otherwise, servicing, data processing, investing and, with respect to any Restricted Subsidiary, any other activity incident to "life insurance" as that term may be defined under the laws of the jurisdiction in which such Restricted
Subsidiary is organized).

          "Loan" shall mean a Standby Loan, a Competitive
Loan, a Eurodollar Loan, a CD Loan, an Alternate Base Loan or a Fixed Rate Loan.

          "Loan Documents" shall mean this Credit Agreement and all Exhibits hereto, any Note outstanding under this Agreement and the Fee Letter.

          "Margin" shall mean as to any Competitive Bid made by a Bank pursuant to Section 2.02(b), the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or sub tracted from the LIBOR Rate in order to determine the inter est rate acceptable to such Bank with respect to the Compet itive Loan to which such bid relates.

          "Margin Stock" shall have the meaning assigned to such term in Regulation U.

          "Maturity Date" shall mean the later of
(i) August 21, 2000, and (ii) five years from the date of the satisfaction or waiver of all conditions of lending pursuant to Article IV hereof.

          "MIPS" shall mean the Cumulative Monthly Income
Preferred Stock of Providian LLC, a limited liability company organized under the laws of the Turks and Caicos
Islands, issued as of May 12, 1994.

          "Moody's" shall mean Moody's Investors Service,
Inc., or any successor thereto.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note" shall have the meaning given such term in
Section 2.05(d) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation (or any successor).

          "Peoples Security Life" shall mean Peoples Securi ty Life Insurance Company, a subsidiary of the Company organ ized and existing under the laws of the State of North
Carolina.

          "person" shall mean any natural person, corpora tion, business trust, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to
be) an "employer" as defined in Section 3(5) of ERISA.

          "Properties" shall have the meaning given such term in Section 3.13(a) hereof.

          "Providian Bancorp" shall mean Providian Bancorp,
Inc., a subsidiary of the Company organized and existing under the laws of the State of Delaware.

          "Providian Life" shall mean Providian Life and
Health Insurance Company, a subsidiary of the Company organized and existing under the laws of the State of Missouri.

          "Ratings" shall mean the ratings of Moody's, S&P and Duff & Phelps applicable to the Company's senior unse cured unsubordinated debt.

          "Reference Banks" shall mean Credit Suisse, ABN
AMRO Bank N.V., and Deutsche Bank AG.

          "Register" shall have the meaning given such term in Section 2.05(e) hereof.

          "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Remedial Action" shall mean (a) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24), and
(b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or
(iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

          "Required Banks" shall mean, so long as any Bank has a Commitment to make Loans hereunder, Banks holding 51% of the Loans outstanding and Banks representing 51% of the unused Commitments; provided, however, that for purposes of accelerating the Loans pursuant to Article VI, Required
Banks shall mean Banks representing 66-2/3% of the Loans outstanding. Certain matters specified in Section 8.02(b) may not be amended or modified without the consent of each Bank affected thereby.

          "Responsible Officer" shall mean the chairman, any vice president or a Financial Officer.

          "Restricted Subsidiaries" shall mean at any time each of (a) Commonwealth Life, (b) Providian Life,
(c) Peoples Security Life, (d) any successor Subsidiary to any of the foregoing Subsidiaries by way of any merger or consolidation permitted under Section 5.08(a) hereof and
(e) any Subsidiary with assets greater than or equal to 20% of all assets of the Company and the Subsidiaries (excluding the assets of Providian Bancorp and its subsidiaries), computed and consolidated in accordance with generally accepted accounting principles. Notwithstanding anything to the contrary set forth herein, the term Restricted Subsidiary shall not include Providian Bancorp or any of its subsidiaries.

          "S&P" shall mean Standard & Poor's Ratings Group, or any successor thereto.

          "SEC" shall mean the Securities and Exchange
Commission, or any successor thereto.

          "Senior Funded Indebtedness" shall mean, at any date, the sum of the following:

          (a) the aggregate principal amount then outstand ing of all Funded Indebtedness of the Company and the Subsidiaries (excluding intercompany obligations), less

          (b) the aggregate principal amount then outstand ing of Subordinated Indebtedness, less

          (c) the aggregate principal amount then outstand ing of any Indebtedness of Providian Bancorp or any of its subsidiaries.

          "Shareholders' Equity" shall mean, at any time, the sum of the following: (a) total shareholders' equity of the Company and the consolidated Subsidiaries (including the MIPS) less (b) the effect on shareholders' equity of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and less (c) goodwill and other intangible assets after amortization (excluding deferred policy acquisi tion costs and the value of insurance in force acquired by purchase) arising in connection with any acquisition effected by the Company and/or any of the Subsidiaries after December 31, 1986.

          "Short-Term Procedure" shall mean, in the case of any Borrowing subject thereto, that (i) one additional Business Day's notice by the Company to request such Borrowing shall be required in addition to any other applicable notice period and (ii) the Administrative Agent shall notify all Banks with outstanding Commitments of the amount, Type and requested Interest Period of such Borrowing by 3:00 p.m. New York time on the date of its receipt of notice from the Company in order to obtain each such Bank's consent to provide its pro rata share of such Borrowing, which consent will be deemed received (and which will obligate such Bank to provide such pro rata share) unless such Bank shall have communicated, by telephone or facsimile to the Administrative Agent and the Company, its refusal to provide its pro rata share of such Borrowing by 9:00 a.m. New York time on the following Business Day. If any Bank shall have so communicated its refusal, the requested Interest Period shall be deemed unavailable for the purposes of the requested Borrowing.

          "Standby Borrowing" shall mean a Borrowing con sisting of simultaneous Standby Loans from each of the Banks distributed ratably among the Banks in accordance with their respective unutilized Commitments.

          "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-2.

          "Standby Loan" shall have the meaning given such term in Section 2.01.

          "Statutory Reserves" shall mean a fraction (ex pressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Statutory Surplus" shall mean the sum of (i) the amount by which the total assets of the Designated Insurance Subsidiaries exceed the total liabilities of the Designated Insurance Subsidiaries (as determined in accordance with statutory accounting principles required under the laws of the respective jurisdictions in which such Subsidiaries are organized) and (ii) the Asset Valuation Reserve of the Designated Insurance Subsidiaries.

          "Subordinated Indebtedness" shall mean any Indebt edness of the Company which, pursuant to a subordination agreement or other instrument in form and substance satis factory to the Banks, is subordinate and junior in right of payment to the payment in full of all monetary obligations of the Company under this Agreement, including, without limitation, the principal of and interest on the Loans.

          "subsidiary" shall mean, with respect to any person, any other persons of which at least a majority of the outstanding voting stock or other ownership interests having the ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such person or one or more of its subsidiaries or by such person and one or more of its subsidiaries.

          "Subsidiary" shall mean a subsidiary of the Company.

          "Taxes" shall mean, with respect to any Bank, any and all present or future taxes, levies, imposts, deduc tions, charges or withholdings, and all liabilities with respect thereto, imposed in respect of any payment made by the Company hereunder to such Bank (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein).

          "Type" shall mean, with respect to any Loan or Borrowing, whether such Loan or Borrowing is a Eurodollar, Alternate Base, CD or Fixed Rate Loan or Borrowing.

          "Wholly-Owned Subsidiary" shall mean any corpora tion of which all the voting stock (other than directors' qualifying shares) is at the time directly or indirectly owned or controlled by the Company or one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Yield" shall mean the effective interest rate contained in a Competitive Bid specified by reference to
(i) in the case of a Fixed Rate Loan, an annual percentage rate per annum computed on the basis of the actual number of days elapsed in a year of 360 days and (ii) in the case of a Eurodollar Loan, the LIBOR Rate and the Margin.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and practices consistent with those applied in the preparation of the financial statements referred to in Section 3.06 and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, except as otherwise expressed herein.


II.  LOANS

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make standby revolving credit loans ("Standby Loans") to the Company, at any time and from time to time on and after the Effective Date and until the earlier of the Maturity Date or the termination of the Commitment of such Bank in accordance with the terms hereof, in an amount not to exceed the unutilized Commitment of such Bank (taking into account any utilization of such Commitment deemed to result from the making of Competitive Loans, as provided in Section 2.11), subject, however, to the condi tion that at no time shall (A) the sum of (x) the outstand ing aggregate principal amount of all Standby Loans and (y) the outstanding aggregate principal amount of all Competi tive Loans exceed (B) the Aggregate Commitment. Each Bank's Commitment is set forth opposite its respective name below. Such Commitments may be adjusted from time to time pursuant to Section 2.09.

                                                    Approximate
                                                    Percentage of
                                                     Aggregate
Name and Address of Bank           Commitment        Commitment

Credit Suisse                      $50,000,000         11.11%
Tower 49
12 East 49th Street
New York, NY  10017-1071
Facsimile--(212) 238-5218
Telephone--(212) 238-5246

ABN AMRO Bank N.V.                 $40,000,000          8.89%
One PPG Place, Ste. 2950
Pittsburgh, PA  15222-5400
Facsimile--(412) 566-2266
Telephone--(412) 566-2269

Bayerische Vereinsbank A.G.        $32,500,000          7.22%
333 W. Wacker Drive
Suite 680
Chicago, IL  60606
Facsimile--(312) 977-1380
Telephone--(312) 201-4113

The Dai-Ichi Kangyo Bank, Ltd.     $32,500,000          7.22%
10 South Wacker, 26th Fl.
Chicago, IL  60606
Facsimile--(312) 876-2011
Telephone--(312) 715-6362




Deutsche Bank AG                   $32,500,000          7.22%
31 West 52nd Street
Deutsche Bank Bldg.
New York, NY  10019
Facsimile--(212) 474-8108
Telephone--(212) 474-8101

Royal Bank of Canada               $32,500,000          7.22%
Financial Square
New York, NY  10005-3531
Facsimile--(212) 809-7468
Telephone--(212) 428-6277

The Sakura Bank Limited            $32,500,000          7.22%
277 Park Avenue
New York, NY  10172
Facsimile--(212) 888-7651
Telephone--(212) 756-6783

The Sumitomo Bank, Limited         $32,500,000          7.22%
New York Branch
277 Park Avenue
New York, NY  10172
Facsimile--(212) 224-5198
Telephone--(212) 224-4142

Banque Nationale de Paris          $25,000,000          5.56%
Rookery Building
209 S. LaSalle St., 5th Fl.
Chicago, IL  60604
Facsimile--(312) 977-1380
Telephone--(312) 977-2248

Canadian Imperial Bank of          $25,000,000          5.56%
Commerce
425 Lexington Avenue
New York, NY 10017
Facsimile--(212) 856-3599
Telephone--(212) 856-3638

Citibank, N.A.                     $25,000,000          5.56%
399 Park Avenue, 12th Floor
Zone 8
New York, NY  10043
Facsimile--(212) 935-4286
Telephone--(212) 559-8146


Credit Lyonnais                    $25,000,000          5.56%
New York Branch
1301 Avenue of the Americas
New York, NY  10019
Facsimile--(212) 261-3401
Telephone--(212) 261-7718

The Sanwa Bank, Limited            $25,000,000          5.56%
Georgia-Pacific Center
133 Peachtree Street N.E.,
Suite 4750
Atlanta, GA  30303
Facsimile--(404) 589-1629
Telephone--(404) 586-8809

The Bank of Nova Scotia            $20,000,000          4.44%
181 West Madison Street
Suite 3700
Chicago, IL  60602
Facsimile--(312) 201-4108
Telephone--(312) 201-4113

Swiss Bank Corporation             $20,000,000          4.44%
Box 395
Church Street Station
New York, NY  10008
Facsimile--(212) 574-3228
Telephone--(212) 574-4142


Aggregate Commitment              $450,000,000         100.00%


          Within the foregoing limits, the Company may borrow, repay and reborrow hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein.

          SECTION 2.02. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Company shall hand deliver or deliver by facsimile to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of Eurodollar Loans, not later than 10:00 a.m. New York time, four Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 12:00 noon New York time, one Business Day before a proposed Competitive Borrowing.
No CD Loan or Alternate Base Loan shall be requested by the Company in a Competitive Bid Request. Competitive Bid Requests that do not conform substantially to the format of Exhibit A-1 shall be rejected and the Administrative Agent shall notify the Company of such rejection by telephone or facsimile (i) in the case of Eurodollar Loans, not later than 11:00 a.m. New York time on the date of receipt or
(ii) in the case of Fixed Rate Loans, not later than 1:00 p.m. New York time on the date of receipt. Competitive Bid Requests shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, (y) the date of such Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $25,000,000 and shall be an integral multiple of $5,000,000), and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Not later than (i) in the case of Eurodollar Loans, 12:00 noon New York time on the date of receipt or (ii) in the case of Fixed Rate Loans, 3:00 p.m. New York time on the date of receipt by the Administrative Agent of a Competitive Bid Request, the Administrative Agent shall invite by facsimile the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to the Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via facsimile in the form of Exhibit B hereto, (i) in the case of Euro dollar Loans, not later than 9:30 a.m. New York time, three Business Days before a proposed Competitive Borrowing or
(ii) in the case of Fixed Rate Loans, not later than 9:30 a.m. New York time, on the day of a proposed Competi tive Borrowing. Competitive Bids that do not conform precisely to the format of Exhibit B may be rejected by the Company upon notice to the Administrative Agent and the Administrative Agent shall notify the Bank of such rejection by facsimile as soon as practicable after receipt from the Company of a notification of rejection. Each Competitive Bid shall refer to this Agreement and specify (x) the maximum principal amount (which shall be an integral multiple of $5,000,000) of the Competitive Loan that the Bank is willing to make to the Company and (y) the Yield at which the Bank is prepared to make the Competitive Loan. A Competitive Bid submitted by a Bank pursuant to this para graph (b) shall be irrevocable.

          (c) The Administrative Agent shall notify the Company by facsimile (i) in the case of Eurodollar Loans, not later than 10:00 a.m. New York time, three Business Days before a proposed Competitive Borrowing or (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m. New York time, on the day of a proposed Competitive Borrowing of the number of Competitive Bids made, the Yield and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank making each bid.

          (d) The Company may in its sole and absolute discretion, subject only to the provisions of this para graph, accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Adminis trative Agent by facsimile or telephone whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 11:00 a.m. New York time, three Business Days before a proposed Competitive Borrowing or (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m. New York time, on the day of a proposed Competi tive Borrowing; provided, however, that (x) the Company shall not accept a bid made at any Yield if the Company has decided to reject a bid made at a lower Yield, (y) if the Company declines to borrow, or it is restricted by other conditions hereof from borrowing, the maximum principal amount of Competitive Loans in respect of which bids at such Yield have been made, then the Company shall accept a pro rata portion of each bid made at the same Yield, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Competitive Loans for which each such bid was made (provided that if the available principal amount of Competitive Loans to be so allocated is not sufficient to enable Competitive Loans to be so allocated to each such Bank in integral multiples of $5,000,000, the Company shall select which Banks will be allocated such Competitive Loans and will round allocations up or down to the next higher or lower multiple of $5,000,000 as it shall deem appropriate), and (z) no bid shall be accepted for a Competitive Loan unless the amount of such Competitive Loan is an integral multiple of $5,000,000 and is part of a Competitive Borrowing in a minimum principal amount of $25,000,000. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

          (e) The Administrative Agent shall notify the Banks whose Competitive Bids have been accepted of the terms (in what amount and at what Yield) of such acceptance by telephone promptly upon receipt of notice from the Company pursuant to paragraph (d) of this Section 2.02, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its offer has been accepted. Each Bank so bound shall notify the Adminis trative Agent upon making the Competitive Loan.

          (f)  The Company shall not make more than four
Competitive Bid Requests during any 30-day period.

          (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid to the Company (i) in the case of Eurodollar Loans, at least one hour earlier or (ii) in the case of Fixed Rate Loans, at least 15 minutes earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to Sec tion 2.02(b).

          (h) All notices required by this Section 2.02 shall be made in accordance with Section 8.01.

          SECTION 2.03.  Six-Month Review.  The Company and
the Administrative Agent shall, at the request of either such party, review the time requirements set forth in
Section 2.02 hereof on a specified date in every other fiscal quarter of the Company with a view to considering changes, subject to the provisions of Section 8.02, to accord to developments in facilities of the type provided for herein.

          SECTION 2.04. Standby Borrowing Procedure. In order to effect a Standby Borrowing, the Company shall give the Administrative Agent written or facsimile notice in the form of Exhibit A-2 hereto, (i) in the case of Eurodollar Loans, not later than 1:00 p.m., New York time, three Business Days before a Standby Borrowing, (ii) in the case of CD Loans, not later than 10:00 a.m., New York time, one Business Day before a Standby Borrowing or (iii) in the case of Alternate Base Loans, not later than 12:00 noon, New York time, on the day of a Standby Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (v) whether the Loans then being requested are to be Eurodollar Loans, CD Loans or Alternate Base Loans, (w) the date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $25,000,000 and shall be an integral multiple of $5,000,000) and (x) the Interest Period with respect thereto (which shall not end later than the Maturity
Date). If no Interest Period with respect to any Eurodollar Loan or CD Loan is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Loan, or 30 days' duration, in the case of a CD Loan. The Administrative Agent shall, no later than (I) the close of business on the day of a Standby Borrowing Request for Eurodollar Loans, (II) the close of business on the day of a Standby Borrowing Request for CD Loans or (III) 1:00 p.m., New York time, on the day of a Standby Borrowing Request for Alternate Base Loans, advise the Banks of any notice given pursuant to this Section 2.04 and of each Bank's portion of the requested Standby Borrowing by facsimile. Each Standby Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.

          SECTION 2.05.  Evidence of Debt.  (a)  Each Bank
shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Bank resulting from the Standby Loans and/or
Competitive Loans made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

          (b) The Administrative Agent shall maintain the Register pursuant to subsection (e) hereof, and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Standby Loan and Competitive Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Bank's share thereof, if any.

          (c) The entries made in the Register and the subaccount for each Bank maintained pursuant to subsection
2.05(b) shall be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded;
provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Standby Loans and/or Competitive
Loans made to the Company by such Bank in accordance with the terms of this Agreement.

          (d) The Company agrees that, upon the request to the Administrative Agent by any Bank for the purposes of assigning all or a portion of such Bank's Loans hereunder to a Federal Reserve Bank, the Company will execute and deliver to such Bank a promissory note of the Company evidencing the Loans made by such Bank substantially in the form of Exhibit D (a "Note"), payable to the order of such Bank and in a principal amount equal to the aggregate unpaid principal amount of all Loans made by such Bank and outstanding from time to time. Each Bank is hereby authorized to record the date, Type and amount of each Loan made by such Bank, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to a Loan of another Type and the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company in accordance with the terms of this Agreement.
Upon the execution and delivery of any such Note, and for as long as any such Note is outstanding, the terms of this Agreement shall be modified mutatis mutandis to include the Company's obligations under any such Note.

          (e) The Administrative Agent, on behalf of the Company, shall maintain at the address of the Administrative Agent referred to in subsection 8.01(b) a copy of each assignment and acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amounts of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks shall treat each person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          SECTION 2.06.  Refinancings.  Subject to the
provisions of this Section 2.06, the Company agrees to repay the principal amount of each Loan on the last day of the Interest Period applicable thereto. The Company may refinance all or any part of any Loan with a Loan of the same or a different Type made pursuant to Section 2.02 or
Section 2.04, including, without limitation, refinancings of Competitive Loans with Standby Loans and Standby Loans with Competitive Loans, subject to the requirement that Euro dollar Loans, CD Loans and Fixed Rate Loans may be prepaid only on the last day of an applicable Interest Period and to the other conditions and limitations set forth herein and elsewhere in this Agreement. Any Loan or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.10 or Section 2.17, as applicable, with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, and to the extent they do not exceed the principal amount of the Loan being refinanced, any such Loan or part thereof shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to Section 2.13(c) and
Section 2.11(b) below; provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then the Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to (i) above (together with any interest actually received by the Administrative Agent in respect of the portion of such amounts returned to such Bank pursuant to this clause (ii)), and (iii) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to
(i) above, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's amount due from it pursuant to (i) above as part of such Borrowing for purposes of this Agreement.

          SECTION 2.07. Fees. The Company agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date, in immediately available funds, a facility fee calculated according to the table set forth in the definition of "Applicable Fee Percentage" in Article I (a "Facility Fee") at a rate per annum equal to the Applicable Fee Percentage from time to time in effect on the amount of the Commitment of such Bank, whether utilized or unutilized, during the preceding quarter (or shorter period commencing on the Effective Date and/or ending with the Maturity Date or any date on which the Commitment of such Bank shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Bank shall commence to accrue on the Effective Date and shall cease to accrue on the earlier of the Maturity Date or the termination of the Commitment of such Bank as provided herein.

          SECTION 2.08. Arrangement Fees. The Company agrees to pay the Arranger and the Administrative Agent, in immediately available funds, those certain fees (the "Arrangement Fees") in such amounts and at such times as are set forth in the letter agreement dated June 21, 1995, between the Company and the Arranger (the "Fee Letter").

          SECTION 2.09.  Termination and Reduction of
Commitments. The Company may permanently terminate, or from time to time in part permanently reduce, the Commitments, in each case upon at least three Business Days' prior written or facsimile notice to the Administrative Agent. Such notice shall specify the date and the amount of the termina tion or reduction of the Commitments. Each partial reduc tion of the Commitments shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $10,000,000. Each reduction in the Commitments pursuant to this paragraph shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination or reduction of Commitments pursuant to this paragraph, the Company shall pay to the Administrative Agent for the accounts of the Banks the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction. The Commitments shall automatically and permanently terminate on the Maturity Date.

          SECTION 2.10.  Continuation and Conversion of
Standby Loans. The provisions of this Section 2.10 apply only to Standby Loans. The Company shall have the right at any time on three Business Days' prior irrevocable written or facsimile notice to the Administrative Agent (i) to continue any Eurodollar Loan or CD Loan into a subsequent
Interest Period, (ii) to convert any Alternate Base Loan or
CD Loan into a Eurodollar Loan (specifying the Interest
Period to be applicable thereto), (iii) to convert any Eurodollar Loan or CD Loan into an Alternate Base Loan
(specifying the Interest Period to be applicable thereto) and (iv) to convert any Eurodollar Loan or Alternate Base
Loan into a CD Loan (specifying the Interest Period to be applicable thereto), subject to the following:

          (a) if less than all Standby Loans at the time outstanding shall be converted, such conversion shall be made pro rata among the Banks in accordance with the respective principal amounts of the Standby Loans held by the Banks immediately prior to such conversion;

          (b) in the case of a conversion of less than all Loans, the aggregate principal amount of Loans con verted shall be at least $25,000,000, and in an integral multiple of $5,000,000;

          (c) each conversion shall be effected by each Bank by applying the proceeds of the new Eurodollar Loan or CD Loan or Alternate Base Loan, as the case may be, to the Loan (or portion thereof) being converted; accrued interest on the Loan (or portion thereof) being con verted shall be paid by the Company at the time of conversion;

          (d) if any Loan is converted at a time other than the end of an Interest Period applicable thereto, the Company shall pay any increased costs associated therewith pursuant to Section 2.20;

          (e) no Loan or portion thereof may be converted into or continued as a Eurodollar Loan less than one month prior to the Maturity Date, except as a Borrowing subject to the Short-Term Procedure;

          (f) no Loan or portion thereof may be converted into or continued as a CD Loan less than 30 days prior to the Maturity Date, except as a Borrowing subject to the Short-Term Procedure; and

          (g) any portion of a Eurodollar Loan or a CD Loan which cannot be converted into or continued as a Eurodollar Loan or a CD Loan by reason of clause (e) or
     (f) above shall be automatically converted into an Alternate Base Loan.

In the event that the Company shall not give notice to continue any Eurodollar Loan or CD Loan into a subsequent Interest Period or convert any such Loan into a Loan of another Type, such Loan (unless prepaid on or prior to the last day of the Interest Period during which the Company failed to give such notice) shall automatically be continued as a Eurodollar Loan with an Interest Period of one month or a CD Loan with an Interest Period of 30 days, respectively, except to the extent it shall be automatically converted into an Alternate Base Loan pursuant to clause (g) above.

          The Interest Period applicable to any Eurodollar
Loan or CD Loan resulting from a conversion shall be speci fied by the Company in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Company shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Loan, or 30 days' duration, in the case of a CD Loan.

          SECTION 2.11.  Competitive Loans.  (a)  Each
Competitive Borrowing made by the Company on any date shall be in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $25,000,000. Competitive Loans shall be made in the amounts accepted by the Company in accordance with Section 2.02(d). All Competitive Loans, regardless of what Bank or Banks make such Loans, will be deemed to utilize the Commitments of all Banks pro rata in accordance with their Commitments for all purposes including the availability of Standby Loans.

          (b) Subject to Section 2.06, each Bank shall make its portion of each Competitive Borrowing on the proposed date thereof by paying the amount required to the Adminis trative Agent in New York, New York, in immediately avail able funds not later than (i) in the case of Eurodollar Loans, 12:00 noon New York time, or (ii) in the case of Fixed Rate Loans, 2:00 p.m. New York time, and the Administrative Agent shall, promptly upon receipt of such funds, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if Competitive Loans are not made on such date because any condition precedent to a borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable.

          (c) The Administrative Agent may assume that each Bank that has become bound pursuant to Section 2.02(e) hereof to provide funds for a Competitive Borrowing has made such portion (adjusted, in the case of a refinancing pursuant to Section 2.06 hereof, as noted in clause (i) or
(ii) of the proviso thereof, as applicable) available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above and may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that any Bank shall not have made such portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

          SECTION 2.12.  Interest on Competitive Loans.
(a) Subject to the provisions of Section 2.15, each Compet itive Loan which is a Fixed Rate Loan shall bear interest from and including the first day of the applicable Interest Period to but excluding the last day of such Interest Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.02. Interest on each Fixed Rate Loan shall be payable on each Interest Payment Date applicable thereto.

          (b) Subject to the provisions of Sections 2.15 and 2.16, each Competitive Loan which is a Eurodollar Loan shall bear interest from and including the first day of the applicable Interest Period to but excluding the last day of such Interest Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Rate for the Interest Period in effect for such Loan plus or minus the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.02(b). Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13.  Standby Loans.  (a)  Each Standby
Borrowing made by the Company on any date shall be in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $25,000,000. Standby Loans shall be made ratably by the Banks in accordance with their respec tive unutilized Commitments on the date of the Standby
Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.

          (b) Each Standby Loan shall be a Eurodollar Loan, a CD Loan or an Alternate Base Loan as the Company may request subject to and in accordance with Section 2.04.
Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan. Standby Loans of more than one interest rate option may be outstanding at the same time.

          (c) Subject to Section 2.06 each Bank shall make its portion of each Standby Borrowing on the proposed date thereof by paying the amount required to the Administrative Agent in New York, New York in immediately available funds not later than 12:00 noon, New York time (or, in the case of a Standby Borrowing comprised of Alternate Base Loans, not later than 2:30 p.m., New York time), and the Administrative Agent shall, promptly upon receipt of such funds, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if Standby Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable.

          (d) The Administrative Agent may assume that each Bank with an outstanding Commitment hereunder has made such Bank's portion of such Borrowing (adjusted, in the case of a refinancing pursuant to Section 2.06 hereof, as noted in clause (i) or (ii) of the proviso thereof, as applicable) available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that any Bank shall not have made such portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

          SECTION 2.14.  Interest on Standby Loans.
(a) Subject to the provisions of Sections 2.15 and 2.16 each Standby Loan which is a Eurodollar Loan shall bear interest from and including the first day of the applicable Interest Period to but excluding the last day of such Interest Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Rate for the Interest Period in effect for such Loan plus the Applicable Margin for each day during such Interest Period. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          (b) Subject to the provisions of Sections 2.15 and 2.16 each Standby Loan which is a CD Loan shall bear interest from and including the first day of the applicable
Interest Period to but excluding the last day of such Interest Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted CD Rate for the Interest
Period in effect for such Loan plus the Applicable Margin for each day during such Interest Period. Interest on each CD Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Adjusted CD Rate shall be determined by the Administrative Agent, and such deter mination shall be conclusive absent manifest error.

          (c) Subject to the provisions of Section 2.15 each Standby Loan which is an Alternate Base Loan shall bear interest from and including the first day of the applicable Interest Period to but excluding the last day of such Interest Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Alternate Base Rate from time to time in effect for the Interest Period for such Loan. Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.15. Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Alternate Base Rate plus 2% per annum.

          SECTION 2.16.  Alternate Rate of Interest.
(a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate (such determinations to be made in good faith), the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Company and the Banks. In the event of any such determination, any request by the Company for a Eurodollar Loan pursuant to Section 2.04 shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error. In the event of such a determination, the Company shall have the right to withdraw its notice of Borrowing requesting a Eurodollar Loan at any time prior to 12:00 noon, New York time, on the date such Loan is to be made.

          (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Loan is to be determined the Administrative Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Administra tive Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Administra tive Agent shall determine that the Adjusted CD Rate for such CD Loan will not adequately and fairly reflect the cost to any Bank of making or maintaining its CD Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Company and the Banks. In the event of any such determination, any request by the Company for a CD Loan pursuant to Section 2.04 shall, until the Administrative Agent shall have advised the Company and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error. In the event of such a determination, the Company shall have the right to withdraw its notice of Borrowing requesting a CD Loan at any time prior to 10:00 a.m., New York time, on the date such Loan is to be made.

          SECTION 2.17. Prepayment of Loans. (a) Prior to the Maturity Date the Company shall have the right to prepay any Competitive Borrowing or Standby Borrowing at any time, in whole or in part, subject to the requirements of
Section 2.20 but otherwise without premium or penalty, upon at least three Business Days' prior written or facsimile notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $10,000,000.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.09 the Company shall pay or prepay so much of the Loans as shall be neces sary in order that the aggregate principal amount of the Loans outstanding will not exceed the aggregate Commitments following such termination or reduction. Any such payment or prepayment shall be accomplished among the Banks ratably based upon the aggregate amount of their Loans outstanding.
All prepayments under this paragraph shall be subject to
Section 2.20.

          (c) Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          SECTION 2.18. Reserve Requirements; Change in Circumstances. (a) It is understood that the cost to the Banks of making or maintaining any of the Loans may fluctu ate as a result of the applicability of, or changes in, reserve requirements imposed by the Board, including but not limited to reserve requirements under Regulation D in connection with Eurocurrency Liabilities (as defined in Regulation D) at the ratios provided for in Regulation D from time to time. The Company agrees to pay to the Banks from time to time, as provided in paragraph (e) below, such amounts as shall be necessary to compensate the Banks for the portion of the cost of making or maintaining the Loans resulting from any such reserve requirements, it being understood that the rates of interest applicable to the Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements.

          (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Bank or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank or the London Interbank Market any other condition affecting this Agreement or any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Bank to be material, then such additional amount or amounts as will compensate such Bank for such additional costs or reduction will be paid to such Bank upon demand to the Company.

          (c)  Without limiting the generality of Sec
tion 2.18(b), if the Company shall be required by reason of any change occurring after the date of this Agreement in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law) to deduct any Taxes from or in respect of any sum payable hereunder to any Bank (i) the sum payable shall be increased by the amount necessary so that after making all such required deductions (including any deductions applicable to additional sums payable under this
Section 2.18) such Bank shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accor dance with applicable law. As soon as practicable after the date of any such payment by the Company to the relevant taxing authority or Governmental Authority, the Company shall deliver to the Administrative Agent proof satisfactory to the Administrative Agent evidencing payment thereof.

          (d) If, after the date of this Agreement, any Bank shall have determined that the adoption of any applica ble law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (e) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank (or participating banks pursuant to Article VIII) as specified in paragraph (a), (b), (c) or (d) above, as the case may be (such amounts to be determined in good faith), shall be delivered by written or facsimile notice to the Company and shall be conclusive absent manifest error. The Company shall pay each Bank the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.

          (f) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receiv able or reduction in return on capital in such Interest Period or in any other Interest Period. The protection of this Section shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

          (g) In the event that any Bank requests from the Company or the Company is required to pay any compensation pursuant to this Section 2.18, the Company may, subject to the provisions of Sections 2.17 and 2.20, provide written or facsimile notice to such Bank (with a copy to the Administrative Agent) that it intends to cancel the Commitment of such Bank; provided, however, that no Commit ment may be canceled if an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default shall have oc curred and be continuing. If the Company shall have provided notice that it intends to cancel such Bank's Commitment, such cancellation shall be effective (subject to the payment of all amounts owed to such Bank) three Business Days following receipt by such Bank (and the Administrative Agent) of such notice. On the date of any such cancellation, the Company shall pay or prepay all amounts owed or owing to the aforementioned Bank under this Agree ment, including but not limited to principal of and interest on all outstanding Loans made to the Company by the Bank and the Facility Fees on the amount of the Commitment so can celled accrued through the date of such cancellation; provided, however, the Company shall have the right to seek a substitute bank or substitute banks (which may be one or more of the Banks) which satisfy all the requirements of this Agreement to assume the Commitment of such cancelled Bank and to purchase its outstanding Loans (without preju dice to any obligation of the Company to prepay such Loans under Section 2.17 hereof). Any substitute bank shall become a "Bank" hereunder for all purposes hereof upon execution and delivery to the Administrative Agent and the Company of an accession agreement, in a form to be agreed upon at the time, indicating the Commitment of such substi tute Bank, which Commitment shall not exceed the Commitment previously held by any cancelled Bank. A copy of such agreement shall be delivered to each of the Banks. Such substitute Bank shall not be required to make Loans here under until a Standby Borrowing Request has been given to the Banks pursuant to Section 2.04 hereof.

          (h) Notwithstanding the foregoing, no Bank shall be entitled to any compensation described in this
Section 2.18 unless, at the time it requests such compensation, it is the policy or general practice of such Bank to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers unless specific facts or circumstances applicable to any obligor or the transactions contemplated by this Agreement would alter such policy or general practice, provided that (i) nothing in this
Section 2.18(h) shall preclude a Bank from waiving the collection of similar costs from one or more of its other customers and (ii) the Administrative Agent shall have no obligation to determine compliance by any Bank with this paragraph (h).

          SECTION 2.19. Change in Legality. (a) Notwith standing anything to the contrary contained herein, if any change in law or regulation or in the interpretation thereof by any Governmental Authority charged with the administra tion or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Company and to the Administrative Agent, such Bank may:

          (i) declare that Eurodollar Loans will not there after be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Standby
     Loans which are Eurodollar Loans from such Bank hereun der unless such declaration is subsequently withdrawn;
     and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans, as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepay ments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

          (b) For purposes of this Section, a notice to the Company by any Bank pursuant to paragraph (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Company.

          SECTION 2.20.  Indemnity.  The Company shall
indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrow ing hereunder the applicable conditions set forth in Arti cle IV, (b) any failure by the Company to borrow hereunder after irrevocable notice of Borrowing pursuant to Article II has been given or after bids have been accepted, (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan required or permitted by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period,
(d) any default in the payment or prepayment of the prin cipal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or other wise), or (e) the occurrence of any Event of Default, in each such case including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, CD Loan or Fixed Rate Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the LIBOR Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section (such amounts to be determined in good faith) shall be delivered to the Company through the Administrative Agent and shall be conclusive absent manifest error.

          SECTION 2.21. Pro Rata Treatment. Except as permitted under Section 2.19, (i) each payment or prepayment of principal and each payment of interest with respect to a Competitive Borrowing or a Standby Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Competitive Borrowing or Standby Borrowing, (ii) refinancings of Competitive Loans with Standby Loans and Standby Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with their respective unutilized Commitments and
(iii) each reduction of the Commitments shall be made pro rata among the Banks in accordance with their respective Commitments.

          SECTION 2.22. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company, including, but not limited to, a secured claim under Sec tion 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of Loans made by it as a result of which the unpaid principal portion of the Standby Loans made by it shall be proportionately less than the unpaid principal portion of the Standby Loans made by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Standby Loans made by such other Bank, so that the aggregate unpaid principal amount of the Standby Loans and the participations in Standby Loans made by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of the Standby Loans made by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Loan directly to the Company in the amount of such participation.

          SECTION 2.23.  Tax Forms.  Each Bank that is
organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Bank") shall deliver to each of the Company and the Administrative Agent one copy of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Bank delivers a Form W-8, a certificate representing that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement (or, in the case of a participation holder or assignee, on or before the date such participation holder or assignee becomes entitled to benefits hereunder) and on or before the date, if any, such Non-U.S. Bank changes its applicable lending office by designating a different lending office. In addition, each Non-U.S. Bank shall deliver such forms promptly upon becoming aware of the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Notwithstanding any other provision of this Section 2.23, a Non-U.S. Bank shall not be required to deliver any form pursuant to this
Section 2.23 that such Non-U.S. Bank is not legally able to deliver. Nothing contained in this Section 2.23 shall require any Bank to make available any of its tax returns (or any other information that it deems to be confidential or proprietary). Unless the Company and the Administrative Agent have received such forms or other documents satis factory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company shall withhold Taxes from such payments (other than Taxes required to be deducted from such payments by reason of any change occurring after the date of this Agreement as provided in Section 2.18(c)) at the applicable statutory rate in the case of payments to or for any Non-U.S. Bank.


III.  REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to each of the Banks that:

          SECTION 3.01.  Corporate Existence.  The Company
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(b) has all requisite corporate power and all material governmental licenses, authorizations, consents and approv als necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the consolidated Subsidiaries.

          SECTION 3.02.  Subsidiaries.  Set forth in
Schedule 1 hereto is a complete and correct list of all Subsidiaries of the Company as of July 31, 1995. Except as disclosed in said Schedule 1, on the date of this Agreement the Company and/or one or more of the Subsidiaries own, free and clear of all Liens, all of the shares (except director's qualifying shares) of the capital stock (or other ownership interests) of all Subsidiaries and all such shares are validly issued, fully paid and nonassessable. Except as disclosed in said Schedule 1, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary (except where failure to be so organized, existing or in good standing or to so qualify could not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement).

          SECTION 3.03. Authorization. The Company has all requisite corporate power to make, deliver and perform, as applicable, this Agreement (and any Notes) and to make Borrowings hereunder and has taken all necessary corporate action to authorize such Borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement (and any Notes). Such actions by the Company will not (i) require any consent or approval of the shareholders of the Company or any Subsidiary, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation G, T, U or X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary or of the charter or by-laws of the Company or any Subsidiary,
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in, or require the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

          SECTION 3.04.  Governmental Approval.  No regis
tration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement (or any Note) or the Borrowings hereunder by the Company.

          SECTION 3.05. Enforceability. This Agreement constitutes (and any Note, as and when duly executed and delivered by the Company, will constitute) a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally).

          SECTION 3.06. Financial Statements. (a) The audited consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows of the Company and the consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young, and the unaudited condensed consolidated balance sheet of the Company and the consolidated Subsidiaries as at March 31, 1995, and the related condensed consolidated statements of operations and cash flows of the Company and the consolidated Subsidiaries for the three-month period ended on such date, heretofore furnished to each of the Banks, are complete and correct in all material respects and fairly present the consolidated financial condition of the Company and the consolidated Subsidiaries as at said date and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1995, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Since December 31, 1994, there has been no change in the consolidated financial condition or consolidated opera tions, or the prospects or business taken as a whole, of the Company and the consolidated Subsidiaries from that set forth in said audited consolidated financial statements as at said date which change could have a material adverse effect on the ability of the Company to perform its obliga tions under this Agreement.

          (b) Each of the respective annual statements of the Restricted Subsidiaries for the year ended December 31, 1994, as heretofore filed with the relevant insurance regulators and furnished to each of the Banks, fairly presents the financial condition and results of operations of the entity to which said statement relates as at said date in accordance with the statutory accounting principles required by law to be applied in the preparation thereof.

          SECTION 3.07.  Litigation; Compliance with Laws.
(a) Except as disclosed to the Banks in writing prior to the date hereof, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the businesses, assets or rights of the Company or any Subsidiary (i) which involve this Agreement or any of the transactions contemplated hereby or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Company and the Subsidiaries taken as a whole to conduct business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, or impair the validity or enforceability of or the ability of the Company to perform its obligations under this Agreement.

          (b) Neither the Company nor any Subsidiary is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default could have a materially adverse effect on the businesses, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

          SECTION 3.08.  Federal Reserve Regulations.
(a) Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediate ly, incidentally or ultimately, (i) to purchase or carry
Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebt edness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsis tent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, T, U and X thereof.

          SECTION 3.09.  Taxes.  United States Federal
income tax returns of the Company and the Subsidiaries have been examined and closed through the fiscal year of the Company ended December 31, 1988. Each of the Company and the Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries except where failure to pay such amounts would not have a material adverse effect on the Company's ability to perform its obligations under this Agreement. The charges, accruals and reserves on the books or other records of the Company and the Subsidiaries in respect of taxes and other governmental charges are, in the reasonable opinion of the Company, adequate.

          SECTION 3.10. Employee Benefit Plans. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards
No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Agreements. None of the Company or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has a material and adverse effect on the business, properties, assets, operations, prospects or condition, financial or otherwise, of the Company or of the Company and the Subsidi aries taken as a whole. None of the Company or any of the Subsidiaries is in default in the payment or performance or observance of any contract, agreement or other instrument to which it is a party or by which it or its properties or assets may be bound, which individually or together with all other such defaults could have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the consolidated Subsidiaries. Schedule 2 hereto is a complete and correct list, as of July 31, 1995 (except where otherwise noted thereon), of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement (other than any uncommitted line of credit) providing for or otherwise relating to any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any Subsidiary (other than Providian Bancorp and its subsidiaries) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000. Each of the Company and the Subsidiaries has good title to its properties and assets free and clear of all Liens, other than Liens described in said Schedule 2.

          SECTION 3.12. Title to Properties; Possession Under Lease. The Company and the Subsidiaries have good and marketable title to, or valid leasehold interests in, all their properties and assets, except for such properties as are no longer used or useful in the conduct of their busi nesses or as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Company or any of the Subsidiaries to conduct their businesses as now conducted. All such assets and properties are free and clear of all mortgages, pledges, liens, charges, security interests and other encumbrances other than those permitted by Sec tion 5.09 and those Liens described in Schedule 2.

          SECTION 3.13.  Environmental Matters.  To the
knowledge of the Company,

          (a) the properties owned or operated by the Company and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that (i) constitute or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws;

          (b) the Properties and all operations of the Company and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws and Environmental Permits and all
     Environmental Permits have been obtained and are in effect;

          (c) there have been no Releases or threatened
     Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Company or the Subsidiaries;

          (d) none of the Company and the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Company or any Subsidiary or with regard to any person whose liabilities for environmental matters the Company or any Subsidiary has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, nor do the Company and the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

          (e) Hazardous Materials have not been transported, generated, treated, stored or disposed of from, at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any Environmental Law, nor have any of the Company and the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, to the extent any such events or conditions enumerated in paragraphs (a) through (e) above, individually or in the aggregate, could result in any liability, obligation, loss or reduction in value which could have a material adverse effect on the businesses, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

          SECTION 3.14.  No Material Misstatements.  No
information, report, financial statement, exhibit or sched ule prepared or furnished by or on behalf of the Company to any Bank in connection with this Agreement or included herein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not mis leading.

          SECTION 3.15.  Investment Company Act; Public
Utility Holding Company Act. None of the Company or any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. None of the Company or any of the Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding
Company Act of 1935, as amended.


IV.  CONDITIONS OF LENDING

          SECTION 4.01. All Borrowings. The obligations of each of the Banks to make Loans hereunder on the date of each Borrowing hereunder, including each refinancing of any Loan with a new Loan as contemplated by Section 2.06, shall be subject to the following conditions precedent:

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Sec tion 2.02(d) or Section 2.04, as applicable.

          (b) The representations and warranties set forth in Article III shall be true and correct in all materi al respects on and as of the date of such Borrowing with the same effect as if made on and as of such date.

          (c) The Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

Each Borrowing hereunder shall be deemed to be a representa tion and warranty by the Company on the date of such Borrow ing as to the matters specified in paragraphs (b) and (c) of this Section 4.01. Notwithstanding the other provisions of this Section 4.01, the refinancing of a Standby Loan with a new Standby Loan that does not increase the outstanding aggregate principal amount of the Standby Loans of any Bank shall be subject only to the satisfaction of the conditions that (i) on the date of such new Standby Loan, the Company certifies that the representations and warranties set forth in Section 3.07 are true and correct on and as of such date as though made on and as of such date and (ii) at the time of and immediately after such new Standby Loan, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          SECTION 4.02.  First Borrowing.  The obligation of
the Banks to make Loans hereunder on the Closing Date is subject to the following additional conditions precedent:

          (a) The Administrative Agent, on behalf of the Banks, shall have received a favorable written opinion of the Company's counsel, substantially in the form set forth as Exhibit C hereto, dated the Effective Date, addressed to the Banks.

          (b) As of the Effective Date, all legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to Cravath, Swaine & Moore, special counsel for the Arranger and the Administrative Agent.

          (c) On or before the Effective Date, the Adminis trative Agent, on behalf of the Banks, shall have received (i) a copy of the Company's certificate of organization and all amendments thereto, certified by the Secretary of State of Delaware; (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing, legal existence and charter documents of the Company on file in the office of such Secretary of State; (iii) a certificate of the Secre tary or an Assistant Secretary of the Company dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certificate,
     (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and per formance of this Agreement (and any Notes) and the Borrowings hereunder, (C) that the certificate of incorporation of the Company has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement or any other document delivered in connection herewith or therewith;
     (iv) a certificate, dated the Closing Date and signed by the principal executive officer and the principal financial officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and (v) such other documents as any Bank or Cravath, Swaine & Moore, special counsel for the Arranger and the Administrative Agent, may reasonably request.

          (d) As of the Effective Date, all rights and obligations of the Company under or with respect to the Syndicated Credit Facility Agreement dated as of
     August 10, 1990, including any notes issued and outstanding thereunder, shall have been terminated or repaid and such Agreement shall have been terminated.


V.   COVENANTS

          The Company covenants and agrees with each Bank that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, the Facility Fee, any Arrangement Fee or any other amounts or expenses payable hereunder shall be unpaid:

          SECTION 5.01.  Financial and Other Information.
The Company shall deliver to each of the Banks and the Administrative Agent:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of the quarterly report filed by the Company with the SEC on Form 10-Q in respect of such fiscal period, or if the Company is not required to file such a report in respect of such quarterly period, a condensed consolidated statement of operations of the Company and the consolidated Subsidiaries for such period (setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year) and a condensed consolidated statement of cash flows of the Company and the consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period (setting forth in comparative form the corresponding figures as at the end of the preceding fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and the consolidated Subsidiaries in accordance with generally accepted accounting principles, consis tently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the report filed by the Company with the SEC on Form 10-K in respect of such fiscal year, accompanied by the Company's annual report in respect of such fiscal year or, if the Company is not required to file such a report in respect of such fiscal year, consolidated statements of operations, shareholders' equity and cash flows of the Company and the consoli dated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and the consolidated Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowl edge, except as specifically stated, of any Event of Default;

          (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, the annual statement of each Restricted Subsidiary for such fiscal year as filed with the insurance regulators supervising such Restricted Subsidiary, each such Statement to be prepared in accordance with the statutory accounting principles required by law to be applied in the preparation thereof and to be accompanied by an opinion of a senior financial officer of the Restricted Subsidiary to which such Statement relates stating that such Statement fairly presents the financial condition of such Restricted Subsidiary in accordance with such statutory accounting principles;

          (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports which the Company shall have filed with the SEC or any national securities exchange;

          (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) as soon as possible after, and in any event within ten days after the Company or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or exists that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any of the Company and the Subsidiaries in an aggregate amount exceeding $10,000,000 or requires payments exceeding $5,000,000 in any year, a statement of a Financial Officer of the Company setting forth details respecting such ERISA Event and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition);

          (g) promptly after the Company knows or has reason to know that any Event of Default has occurred, a notice of such Event of Default, describing the same in reasonable detail and stating that such notice is a "Notice of Event of Default"; and

          (h) from time to time such other information regarding the business, affairs or financial condition of the Company or any of the Subsidiaries (including, without limitation, any Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably re quest.

The Company will furnish to each Bank and the Administrative Agent, at the time it furnishes each report or set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company to the effect that no Event of Default has occurred and is continuing (or, if any Event of Default has occurred and is continuing, describing the same in reasonable detail), and will furnish to each Bank, at the time it furnishes each set of statutory statements pursuant to paragraph (c) above, a certificate of a senior financial officer of the Company to the effect that no change has occurred in the statutory principles applied in the preparation of the statutory statements most recently furnished to the Banks in connection with this Agreement (or, if any change has occurred, describing the same in reasonable detail).

          SECTION 5.02.  Litigation and Other Notices.
(a)  The Company shall promptly give to the Administrative
Agent (and the Administrative Agent shall promptly thereafter give to the Banks) notice upon becoming aware of any reduction or withdrawal in the Rating established by Moody's, S&P or Duff & Phelps.

          (b) The Company shall promptly give to each Bank and the Administrative Agent notice of the following:

           any legal or arbitral proceeding, and of any proceeding before any Governmental Authority, affecting the Company or any of the Subsidiaries which could have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the consolidated Subsidiaries; and

           any development in the business or affairs of the Company or any Subsidiary which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company or of the Company and the Subsidiaries taken as a whole.

          SECTION 5.03. Corporate Existence, etc. (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its corporate exis tence (provided that nothing in this Section 5.03(a) shall prevent any merger or consolidation permitted under clause
(a) or (b) of Section 5.08 hereof).

          (b) The Company shall, and shall cause each of the Subsidiaries to: preserve and maintain all rights, privileges, franchises and licenses (including insurance licenses) which are material to the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the consolidated Subsidiar ies; comply with the requirements of all applicable laws, rules, regulations (including environmental regulations) and orders of Governmental Authorities if failure to comply with such requirements would materially and adversely affect such condition, operations, prospects or business; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain each item of property used or useful in its business in good working order and condition (ordinary wear and tear excepted) unless failure to so maintain such item would not materially and adversely affect such condition, operations, prospects or business; permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its proper ties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be); and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corpora tions; provided, however, that to the extent it would be consistent with the foregoing to do so, the Company and the Subsidiaries may self-insure against loss or damage.

          SECTION 5.04.  Regulation U.  Upon the request of
any Bank, the Company will furnish to such Bank a duly executed Form U-l statement in conformity with the require ments of Regulation U.

          SECTION 5.05.  Senior Funded Indebtedness.  The
Company will not at any time permit Senior Funded Indebted ness to exceed 70% of Shareholders' Equity.

          SECTION 5.06. Statutory Surplus. The Company will cause the Designated Insurance Subsidiaries to maintain Statutory Surplus during each fiscal year ending on a date specified below in an amount not less than that set forth opposite such date:

     December 31, 1995               $750,000,000
     December 31, 1996               $770,000,000
     December 31, 1997               $790,000,000
     December 31, 1998               $810,000,000
     December 31, 1999               $830,000,000
     December 31, 2000               $850,000,000

          SECTION 5.07. Ownership of Restricted Subsidiar ies. The Company will at all times directly or indirectly own, free and clear of any Liens, 100% of the issued and outstanding shares of each class of stock of each Restricted Subsidiary (other than directors' qualifying shares).

          SECTION 5.08. Merger, Acquisition and Sale of Assets. The Company will not merge or consolidate with or into any other person or effect any acquisition, and will not permit any Restricted Subsidiary to merge or consolidate with or into any other person, to effect any acquisition or to sell, lease, transfer or otherwise dispose of any of its assets, and will not permit any other Subsidiary to effect any acquisition; provided that nothing in this Section 5.08 shall prevent: (a) the merger or consolidation of any Restricted Subsidiary or Wholly-Owned Subsidiary into or the sale of any assets of any Restricted Subsidiary to the Company, another Restricted Subsidiary or any other Wholly-Owned Subsidiary of the Company newly organized under the laws of the United States, any State thereof or the District of Columbia for the sole purpose of merging or consolidating two or more of the Restricted Subsidiaries; (b) the merger or consolidation of any Restricted Subsidiary or Wholly-Owned Subsidiary with or into any Restricted Subsidiary;
(c) the Company or any Restricted Subsidiary from merging or consolidating with any other person so long as (i) the Company or such Restricted Subsidiary shall be the surviving corporation in such merger or consolidation and (ii) immedi ately thereafter and after giving effect thereto, no Event of Default will have occurred and be continuing; (d) the Company or any Restricted Subsidiary from selling and leasing back real estate assets; (e) any Restricted Sub sidiary from disposing of Investments (other than Invest ments in Subsidiaries significantly engaged in the Life Insurance Business) in the ordinary course of its business;
(f) the sale of any assets of any Restricted Subsidiary other than as permitted in (d) or (e) above; provided that the aggregate fair market value of the consideration received by all Restricted Subsidiaries taken as a whole prior to the Maturity Date shall not exceed an amount equal to 10% of all assets of the Company and its Subsidiaries (excluding the assets of Providian Bancorp and its subsid iaries) as at December 31, 1994, computed and consolidated in accordance with generally accepted accounting principles; or (g) the Company and/or any of the Subsidiaries from effecting any acquisition so long as immediately thereafter and after giving effect thereto, no Event of Default will have occurred and be continuing.

          SECTION 5.09. Liens. Neither the Company nor any of the Subsidiaries will create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, securing any Indebtedness of the Company or any of the Subsidiaries, except (a) Liens existing on the date of this Agreement and disclosed in the financial statements referred to in Section 3.06 or the notes thereto, (b) purchase money Liens on real and tangible personal property acquired after the date hereof, and Liens on real or tangible personal property acquired after the date hereof incurred in connection with any Capital Lease Obligation, provided in each case such Lien is created contemporaneously with such acquisition, the Indebtedness secured by any such Lien does not exceed the cost of the respective property covered thereby and such Lien attaches only to the property so acquired and fixed improvements thereto, (c) Liens on assets of persons which become Subsid iaries of the Company as a result of any acquisition permit ted pursuant to Section 5.08 hereof so long as such Liens existed at the time of such acquisition and were not created in contemplation thereof, (d) renewals and extensions of any Lien permitted under clause (b) or (c) of this Section 5.09 to the extent that the principal amount of the Indebtedness secured by such Lien is not increased with such renewal or extension, (e) Liens presently existing or hereafter created on or in respect of receivables of any subsidiary of Providian Bancorp, (f) Liens granted solely in favor of the Company or one or more of the Subsidiaries securing intercompany obligations of the Company or one or more of the Subsidiaries, and (g) any other Liens upon properties or assets so long as the higher of book or market value of the properties or assets (or portions thereof) to which such Liens relate at no time prior to the Maturity Date exceeds $500,000,000.

          SECTION 5.10. Subsidiaries. The Company shall promptly notify the Banks through the Administrative Agent of any additions to or deletions from the list of Restricted Subsidiaries set forth as part of Schedule 1 hereto, and of failure by the Company or one or more of the Subsidiaries to continue to own free and clear of all Liens any shares of the capital stock (or other ownership interests) of any of such Subsidiaries which the Company so owns on the date hereof (except where such failure would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement).

          SECTION 5.11.  Pari Passu.  The Company shall
ensure that any of its payment obligations under this Agree ment will at all times rank at least equally and ratably in all respects with its other senior unsecured Indebtedness.

          SECTION 5.12. Compliance with Environmental Laws. The Company shall comply, and cause all lessees and other persons occupying or operating its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its material operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and material Properties; and conduct any material Remedial Action in accordance with Environmental Laws.

          SECTION 5.13.  Preparation of Environmental
Reports.  If a default caused by reason of a breach of
Section 3.13 or 5.12 shall have occurred and be continuing, at the request of the Required Banks through the Administrative Agent, the Company shall provide to the Banks within 45 days after such request, at the expense of the Company, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent (such approval not to be unreasonably withheld), indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.


VI.  EVENTS OF DEFAULT

          In the case of the happening of any of the follow ing events (herein called "Events of Default"):

          (a) The Company shall default in the payment of any principal payable by it under this Agreement when due; or

          (b) The Company shall default in the payment of any interest on any Loan or any Facility Fee, Arrangement Fee or any other amount (other than an amount referred to in (a) above) payable by it under this Agreement, and such default shall continue for a period of 5 days; or

          (c) The Company or any of the Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $20,000,000 or more and any applicable grace period under the note, agreement, indenture or other document evidencing such Indebtedness as in effect at the time such default occurred shall expire; or any other default specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur and the holders of such Indebtedness (or a trustee on behalf of such holders) shall accelerate the maturity or require the prepayment thereof; or

          (d) Any representation, warranty, certification or statement made or deemed made by the Company herein or in connection with this Agreement or with the Borrowings hereunder, in any Competitive Bid Request or Standby Borrowing Request or in any other request, notice, certificate, financial statement, report or other document referred to in this Agreement or furnished to the Administrative Agent or any Bank thereunder, shall be breached or shall prove to have been false or misleading as of the time made or deemed made in any material respect; or

          (e) The Company shall default in the performance or observance of any of its obligations or agreements under Section 5.01(f) or Sections 5.05 through 5.09 hereof; or the Company shall default in the performance of any of its other obligations under this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Bank (through the Adminis trative Agent); or

          (f) The Company or any of the Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) The Company or any of the Subsidiaries shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, conservator, custodian, trustee, supervisor, rehabilitator or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, supervision, rehabilita tion, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropri ate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of the Company or any Subsidiary, in any court of competent jurisdiction, seeking (i) its supervision, rehabilitation, liquida tion, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, conservator, custodian, supervisor, rehabilitator, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, supervision, rehabilitation, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under such Bankruptcy Code; or

          (i) One or more final and nonappealable judgments (or judgments not being further appealed by the Company or the Subsidiaries) for the payment of money in excess of $25,000,000 in the aggregate shall (i) be rendered by a court or courts against the Company and/or any of the Subsidiaries, (ii) not be covered fully by insurance and (iii) remain undischarged (or provision shall not be made for the same to be fully discharged) for a period of 30 consecutive days during which the execution thereof shall not be stayed; or

          (j) An ERISA Event shall have occurred that, in the opinion of the Required Banks, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an amount material in relation to the consolidated financial position of the Company and the consolidated Subsidiar ies; or

          (k) there shall have occurred a Change in Control;

then, and in any such event (other than an event described in paragraph (g), (h) or (k) above) and at any time there after during the continuance of such event, the Administra tive Agent may, and at the request of the Required Banks shall, by written or facsimile notice to the Company, take either or both of the following actions at the same or different times: (i) terminate forthwith the Commitments of the Banks hereunder and (ii) declare the Loans then out standing to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Facility Fees, Arrangement Fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding; and in any event described in paragraph (g), (h) or (k) above, the Commitments of the Banks shall automatically terminate and the principal of the Loans shall automatically become due and payable, together with accrued interest thereon and any unpaid accrued Facility Fees, Arrangement Fees and all other liabilities of the Company accrued hereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. The Administrative Agent shall notify the Company and each of the Banks of any default or Event of Default as soon as practicable after the Administrative Agent learns of any such default or Event of Default.


VII.  THE ADMINISTRATIVE AGENT

          In order to expedite the various transactions contemplated by this Agreement, Credit Suisse is hereby appointed to act as Administrative Agent on behalf of the Banks. Each of the Banks hereby irrevocably authorizes and directs the Administrative Agent to take such action on behalf of such Bank under the terms and provisions of this Agreement, and to exercise such powers hereunder as are specifically delegated to or required of the Administrative Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Adminis trative Agent is hereby expressly authorized on behalf of the Banks, without hereby limiting any implied authority,
(a) to receive on behalf of each of the Banks any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder paid to the Adminis trative Agent, and to distribute to each Bank its proper share of all payments so received as soon as practicable;
(b) to give notice promptly on behalf of each of the Banks to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute promptly to each Bank copies of all notices, agreements and other material as provided for in this Agreement as received by such Administrative Agent.

          Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereun der except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith or be required to ascertain or to make any inquiry concerning the performance or obser vance by the Company of any of the terms, conditions, covenants or agreements of this Agreement. The Administrative Agent shall not be responsible to the Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instrument to which reference is made herein. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks (or, when expressly required hereby, all the Banks), and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Company on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in perfor mance or breach by any other Bank or the Company of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or other affiliate thereof as if it were not the Administrative Agent.

          Each Bank agrees (i) to reimburse the Administra tive Agent in the amount of such Bank's pro rata share (based on the aggregate of its outstanding Loans and unutilized Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, not reimbursed by the Company and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabili ties, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administra tive Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent not reimbursed by the Company; provided, however, that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, (i) the Administrative Agent may, at any time, resign as Administra tive Agent upon 30 days' written notice to the Banks and to the Company and (ii) the Administrative Agent may be re moved, at any time, with or without cause, by the Company or the Required Banks upon 30 days' written notice to the Administrative Agent. Upon such resignation or removal the Company shall appoint another Bank, acceptable to the Required Banks, as Administrative Agent which shall have all of the Administrative Agent's rights and obligations, pursuant to an agreement supplemental hereto among the Company and the Banks; provided, however, that if an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing, (i) the Company shall not have the right to remove the Administrative Agent and (ii) any such appointment shall only be made by the Required Banks rather than by the Company. The Administrative Agent shall remain as Administrative Agent until its successor is elected or appointed.

          Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reli ance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.


VIII.     MISCELLANEOUS

          SECTION 8.01. Notices. Unless otherwise provided herein, notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of facsimile communication, delivered by facsimile) addressed,

          (a) if to the Company, to it at 400 West Market
     Street, P.O. Box 32830, Louisville, KY 40232, to the attention of Treasurer of Providian Corporation
     (Facsimile No.:  (502) 560-2746; Confirm:  (502) 560-
     2000);

          (b) if to the Administrative Agent, to it at Credit Suisse, 12 East 49th Street, 39th Floor, New
     York, NY  10017, to the attention of Agency/Lisa
     Perrotto (Facsimile No:  (212) 238-5073; Confirm:
     (212) 238-5056; and

          (c) if to a Bank, to it at its address set forth in Section 2.01.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case addressed to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party. Notices required or permitted to be delivered by facsimile shall be deemed received upon confirmation of receipt by telephone.

          SECTION 8.02. No Waivers; Amendments. (a) No failure or delay of any of the Administrative Agent, any Bank or the Company in exercising any power or right here under shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any exhibits hereto nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Each Bank shall be bound by any amendment, modification, waiver or consent authorized as provided herein.

          (b) Neither this Agreement nor any provision hereof nor any exhibit or schedule hereto may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any dates for the payment of principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or reduce the rate of interest on any Loan, without the written consent of each Bank affected thereby,
(ii) change the Commitment of any Bank without the written consent of each Bank, (iii) amend or modify the provisions of Section 2.07 of this Agreement without the written consent of each Bank, (iv) amend or modify the provisions of this Section 8.02(b) or the definition of the "Required Banks" or of the "Maturity Date" without the written consent of each Bank, or (v) amend or modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the written consent of the Administrative Agent. Each Bank shall be bound by any modification or amendment authorized by this Section, and any consent by any Bank pursuant to this Section shall bind any person subsequently acquiring an assignment of all or a portion of a Loan from it.

          SECTION 8.03. Payments on Business Days. Except as set forth in the definition of "Interest Period" as applied to Eurodollar Loans, should any payment to be made hereunder become due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest or fees, if any, in connection with such payment.

          SECTION 8.04. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law doctrine. For purposes of this Agreement, the Company hereby consents to the jurisdiction of the courts of the State of New York and of the Federal courts of the United States which are located in the State of New York.

          SECTION 8.05. Expenses; Documentary Taxes. The Company will pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Arranger in connection with the preparation, execution and delivery of this Agreement (whether or not the transactions hereby contemplated shall be consummated), or any amendments, modifications or waivers of the provisions hereof, or incurred by the Administrative Agent or any Bank in connection with the enforcement or protection of its rights in connection with this Agreement or with the Loans made hereunder, and with respect to any action which may be instituted by any person against any Bank in respect of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including, but not limited to, the fees and disbursements of Cravath, Swaine & Moore. The Company agrees that it shall indemnify each of the Administrative Agent, the Arranger and each Bank from and hold it harmless against any losses, liabilities, damages, claims and expenses incurred by or asserted against it in connection with this Agreement or the transactions contemplated hereby, including, without limitation, documen tary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement (or any Note), but excluding any such losses, liabilities, damages, claims and expenses which shall result from the gross negligence or willful misconduct of such Bank. The obligations of the Company under this
Section 8.05 shall survive the termination of this Agreement.

          SECTION 8.06.  Survival of Agreement, Representa
tions and Warranties, etc. All warranties, representations and covenants made by or deemed to have been made by the Company herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Company hereunder.

          SECTION 8.07. Participations. (a) Each Bank may sell participations to one or more banks in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it) provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks shall be entitled to the cost protection provisions contained in
Section 2.18 and Section 2.20 to the extent such Bank is entitled to such provisions as of the effective date of each such participation (but in no event shall the amounts of such cost protection exceed the amounts to which such Bank is entitled as of such effective date), but shall not be entitled to directly or indirectly exercise any voting rights under this Agreement (provided, however, that the Administrative Agent shall have no obligation to determine compliance by any Bank with such restriction on voting rights) and (iv) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

          (b) Any Bank may, in connection with any partici pation or proposed participation pursuant to this Sec tion 8.07, disclose to the participant or proposed partici pant any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that prior to any such disclosure, each such participant or proposed participant shall agree in writing (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

          SECTION 8.08.  Successors and Assigns.
(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that
(i) the Company may not assign or transfer any of its rights or obligations hereunder and (ii) without limiting the right of any Bank to sell participations pursuant to Section 8.07, no Bank may assign any portion of its rights or obligations hereunder except in accordance with paragraphs (b) and (c) below.

          (b) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal
Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

          (c) Any Bank may at any time assign all or any portion of its rights and obligations under this Agreement to one or more banks with the prior written consent of the Borrower; provided, that any such assignment shall be with respect to a Commitment or Loan of at least $10,000,000. An assignment fee of $3,500 shall be payable by each assigning Bank to the Administrative Agent for each assignment hereunder.

          (d)  Upon its receipt of an assignment and
acceptance executed by an assigning Bank and an assignee (and, in the case of an assignee that is not then a Bank or an affiliate thereof, by the Administrative Agent) together with payment by the assignee or the assigning Bank to the Administrative Agent of the assignment fee of $3,500 (except in the case of an assignment by a Bank to its affiliate), the Administrative Agent shall (i) promptly accept such assignment and acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Bank and the Company.

          (e)  Any Bank may, in connection with any
assignment or proposed assignment pursuant to this Sec tion 8.08, disclose to the assignee or proposed assignee any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that prior to any such disclosure, each such assignee or proposed assignee shall agree in writing (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

          SECTION 8.09. Right of Setoff. If any Event of Default shall have occurred and be continuing and any Bank shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VI, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

          SECTION 8.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 8.11.  Confidentiality.  Each of the
Banks, the Arranger and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Company furnished to it by or on behalf of the Company (other than information that (x) has become generally available to the public other than as a result of a dis closure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to the Company) and shall not reveal the same other than

          (i) to its directors, officers, employees, affiliates and advisers with a need to know;

          (ii) as contemplated by Sections 8.07(b) and 8.08(e);

            to the extent necessary to comply with law or any legal process or the requirements of any Govern mental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded;

            as part of normal reporting or review procedures to Governmental Authorities or its parent companies, Affiliates or auditors; and

            in order to enforce its rights under this Agreement in a legal proceeding.

          SECTION 8.12. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and Section headings used herein are for convenience of refer ence only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 8.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effec tive when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Banks, the Administrative Agent and the Company.

          SECTION 8.14.  Entire Agreement.  This Agreement,
including the exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                         PROVIDIAN CORPORATION,

                            by
                               /s/ Elaine J. Robinson
                              Name:  Elaine J. Robinson
                              Title: Vice President and
     Treasurer




[Seal]

Attest:

 /s/ R. Michael Slaven
Name:  R. Michael Slaven
Title: Secretary


                         CREDIT SUISSE, as Administrative
                            Agent and Arranger,

                            by
                               /s/ Kathleen D. O'Brien
                                                       Name:
                              Kathleen D. O'Brien

e:  Member of Senior
                                      Management


                            by
                               /s/ Heather J. Riekenberg
                                                       Name:
                              Heather J. Riekenberg
                                                       Titl
                              e:  Associate


                         CREDIT SUISSE, in its individual
capacity,

                                                  by

/s/ William P. Murray
                                                       Name:
                              William P. Murray
                                                       Titl
                              e:  Member of Senior
                                      Management


                                                  by

/s/ Kristinn R. Kristinsson
                                                       Name:
                              Kristinn R. Kristinsson
                                                       Titl
                              e:  Associate


                         ABN AMRO BANK N.V.,

                                                  by

/s/ J. M. Janovsky
                                                       Name:
                              J. M. Janovsky
                                                       Titl
                              e:  Group Vice President


                                                  by

/s/ K. C. Toth
                                                       Name:
                              K. C. Toth
                                                       Titl
                              e:  Vice President


                         BAYERISCHE VEREINSBANK A.G.,

                                                  by

/s/ Ed. C. Bennett
                                                       Name:
                              Ed C. Bennett
                                                       Titl
                              e:  Vice President


                                                  by

/s/ Kendal Baker
                                                       Name:
                              Kendal Baker
                                                       Titl
                              e:  Vice President


                         THE DAI-ICHI KANGYO BANK, LTD.,

                                                  by

/s/ Ryoichi Yamauchi
                                                       Name:
                              Ryochi Yamauchi
                                   Title:  Senior Vice
          President
                                      and Joint General
                                      Manager


                         DEUTSCHE BANK A.G.,

                                                  by

/s/ David E. Moyer
                                                       Name:
                              David E. Moyer
                                                       Titl
                              e:  Vice President


                                                  by

/s/ Gayma Z. Shivnarain
                                                       Name:
                              Gayma Z. Shivnarain
                                                       Titl
                              e:  Vice President


                         ROYAL BANK OF CANADA,

                                                  by

/s/ Yvonne Bernard
                                                       Name:
                              Yvonne Bernard
                                                       Titl
                              e:  Manager


                         THE SAKURA BANK LIMITED,

                                                  by

/s/ Hiroshi Shimazaki
                                                       Name:
                              Hiroshi Shimazaki
                                                       Titl
                              e:  Senior Vice President
                                      & Manager


                         THE SUMITOMO BANK, LIMITED,

                                                  by

/s/ Yoshinori Kawamura
                                                       Name:
                              Yoshinori Kawamura
                                                       Titl
                              e:  Joint General Manager


                         BANQUE NATIONALE DE PARIS,

                                                  by

/s/ William J. Krummen
                                                       Name:
                              William J. Krummen
                                                       Titl
                              e:  Vice President


                         CANADIAN IMPERIAL BANK OF COMMERCE,

                                                  by

/s/ Lu Ann Bowers
                                                       Name:
                              Lu Ann Bowers
                                                       Titl
                              e:  Authorized Signatory


                         CITIBANK, N.A.,

                                                  by

/s/ Peter C. Bickford
                                                       Name:
                              Peter C. Bickford
                                                       Titl
                              e:  Vice President


                         CREDIT LYONNAIS,

                                                  by

/s/ Sebastian Rocco
                                                       Name:
                              Sebastian Rocco
                                                       Titl
                              e:  First Vice President


                         THE SANWA BANK, LIMITED,

                                                  by

/s/ Virginia C. Mahoney
                                                       Name:
                              Virginia C. Mahoney
                                                       Titl
                              e:  Vice President


                         THE BANK OF NOVA SCOTIA,

                                                  by

/s/ A. S. Norsworthy
                                                       Name:
                              A. S. Norsworthy
                                                       Titl
                              e:  Assistant Agent


                         THE SWISS BANK CORP.,

                                                  by

/s/ Susan N. Isquith
                                                       Name:
                              Susan N. Isquith
                                                       Titl
                              e:  Director, Credit Risk
                                      Management


                                                  by

/s/ Edward J. McDonnell III
                                                       Name:
                              Edward J. McDonnell III
                                                       Titl
                              e:  Associate Director,
                                      International Finance
                                      Division

     EXHIBIT A-1

               FORM OF COMPETITIVE BID REQUEST

Credit Suisse, as Administrative
Agent for the Banks party to the
Credit Agreement referred to below
[Address]
                                                      [Date]
Attention:



Dear Sirs:

          The undersigned, Providian Corporation (the
"Company"), refers to the Revolving Credit Facility Agreement, dated as of August 17, 1995 (the "Credit Agreement"), among the Company, the Banks named therein and Credit Suisse, as Arranger and as Administrative Agent for the Banks. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.02(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

                                             (A)  Date of
                                             Competitive
                                             Borrowing
                                             _______________

          (B)  Aggregate principal amount of

Competitive
                                             Borrowing / 1
                                             _______________

                                             (C)  Interest
                                             rate basis / 2
                                             _______________

                                             (D)  Interest
                                             Period / 3
                                             _______________

          Upon acceptance of any or all of the Loans offered by Banks in response to this request, the Company shall be deemed to have represented that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.


                              Very truly yours,

                              PROVIDIAN CORPORATION,

                                By
                                   ____________________________

Title:  [Responsible Officer]
                                                 EXHIBIT A-2

              FORM OF STANDBY BORROWING REQUEST


Credit Suisse, as Administrative
Agent for the Banks party to the
Credit Agreement referred to below
[Address]
                                                      [Date]
Attention:



Dear Sirs:

          The undersigned, Providian Corporation (the
"Company"), refers to the Revolving Credit Facility Agreement, dated as of August 17, 1995 (the "Credit Agreement"), among the Company, the Banks named therein and Credit Suisse, as Arranger and as Administrative Agent for the Banks. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

                                             (A)  Date of
                                             Standby
                                             Borrowing
                                             _______________

          (B)  Aggregate principal amount of
                                                  Standby
                                             Borrowing / 4
                                             _______________

                                             (C)  Interest
                                             rate basis / 5
                                             _______________

                                             (D)  Interest
                                             Period / 6
                                             _______________

          Upon receipt of the Loans made by the Banks in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit
Agreement have been satisfied.


                              Very truly yours,

                              PROVIDIAN CORPORATION,

                                by
                                   _____________________________
                                   Title:  [Responsible Officer]

                                                   EXHIBIT B

                   FORM OF COMPETITIVE BID



Credit Suisse, as Administrative
Agent for the Banks party to the
Credit Agreement referred to below
[Address]

                                                      [Date]
Attention:



Dear Sirs:

          The undersigned, [Name of Bank], refers to the
Revolving Credit Facility Agreement, dated as of August 17,
1995 (the "Credit Agreement"), among Providian Corporation
(the "Company"), the Banks named therein and Credit Suisse,
as Arranger and as Administrative Agent for the Banks.
Capitalized terms used herein and not defined herein shall
have the meanings assigned to such terms in the Credit
Agreement.  The undersigned hereby makes a Competitive Bid
pursuant to Section 2.02(b) of the Credit Agreement, in
response to the Competitive Bid Request made by the Company
on                ,     , and in that connection sets forth
below the terms on which such Competitive Bid is made:


                                        (A)  Maximum
                                        principal amount / 7
                                        ____________________

                                        (B)  (1) Fixed Rate
                                        Loan--Yield
                                        ____________________

          (2) Eurodollar Loan--Margin   ____________________

          The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.02(d) of the Credit Agreement.

                              Very truly yours,

                              [NAME OF BANK]
                              [ADDRESS],

                                By
                                   _________________________
                                   Title:
                                                   EXHIBIT C

              [LETTERHEAD OF COMPANY'S COUNSEL]




                                             [       ], 1995



To the Banks party to the Credit Agreement referred to below and Credit Suisse, as Arranger and as Administrative Agent
     under such Credit Agreement


Gentlemen:

          We have acted as counsel to Providian Corporation
(the "Company") in connection with the Revolving Credit
Facility Agreement (the "Credit Agreement") dated as of
August 17, 1995, among the Company, certain other financial institutions described as Banks therein (the "Banks") and Credit Suisse, as Arranger and as Administrative Agent for the Banks. Terms defined in the Credit Agreement are used herein as defined therein.

          As a basis for rendering our opinion, we have examined an executed original of the Credit Agreement and have examined the originals or conformed copies of such corporate records, agreements, and instruments of the Company, such certificates of public officials and of officers and corporate counsel of the Company and the Restricted Subsidiaries of the Company, and such other documents and records, and such matters of law, as we have deemed appropriate.

          This opinion is based on such applicable laws, statutes, ordinances, rules, and regulations as exist on this date, and we express no opinion as to the effect which any future amendments, changes, additions, or modifications thereto or thereof may have on the future performance of the Credit Agreement. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may later come to our attention or changes in the law which may occur in the future.

          This opinion is rendered solely for the benefit of the parties addressed, and may not be relied on by any other party without our prior written consent. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred as to any other matters.

          Based upon the above, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, financial condition, operations or prospects. The Company has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its businesses as now being or as proposed to be conducted, to execute, deliver and perform the Credit Agreement (and any Notes), and to enter into Loans as contemplated under the Credit Agreement.

          2. Each Restricted Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Each Restricted Subsidiary is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so organized, existing or in good standing or to so qualify would have a material adverse effect on the business, financial condition, or operations of the Company and its consolidated Subsidiaries taken as a whole.

          3. The execution, delivery and performance by the Company of the Credit Agreement (and any Notes) and the making of Loans as contemplated under it: (a) have been duly authorized by all necessary corporate actions; (b) do not require any consent or approval of the stockholders of the Company or any Restricted Subsidiary; (c) do not violate
(1) any provision of any law, rule or regulation, (2) the certificate or articles of incorporation or by-laws of the Company or any Restricted Subsidiary or (3) to the best of our knowledge after due inquiry, any order, writ, judgment, injunction, decree, determination, or award applicable to the Company or any Restricted Subsidiary; (d) to the best of our knowledge after due inquiry, do not conflict with or result in a breach of or constitute a default under any indenture, loan, deed of trust, credit agreement, or any other agreement, lease, or instrument to which the Company or any Restricted Subsidiary is a party or by which it or its properties may be bound or affected; and (e) to the best of our knowledge after due inquiry do not result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Restricted Subsidiary.

          4. The Credit Agreement has been duly executed and delivered and constitutes the Company's legal, valid, and binding obligation, enforceable against the Company in accordance with its terms, except that:

          (a) enforcement thereof may be subject to bank ruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating generally to creditors' rights; and

          (b) the remedies of specific performance and injunction and other forms of equitable relief (regard less of whether enforcement is considered in a proceed ing in equity or law) are subject to certain equitable defenses and to the discretion of the court before which any proceeding for them may be brought.

          5. Except as disclosed in the financial state ments referred to in Section 3.06 of the Credit Agreement (or the notes related thereto) or as disclosed in writing to the Banks pursuant to Section 3.07 of the Credit Agreement, there are, to the best of our knowledge after due inquiry, no actions, suits or proceedings at law or in equity or by or before any governmental or regulatory authority or agency, pending or, to our knowledge, threatened against or affecting the Company or any of the Restricted Subsidiaries, or the businesses, assets or rights of the Company or any of the Restricted Subsidiaries:

          (a) which involve the Credit Agreement or any of the transactions contemplated by it; or

          (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, individually or in the aggregate, could:

                    (1) materially impair the ability of the Company (or of the Company and the Restricted
          Subsidiaries taken as a whole) to conduct business substantially as now conducted;

                    (2) have a material adverse effect on
          the businesses, assets, operations, prospects, or condition, financial or otherwise, of the Company (or of the Company and the Restricted Subsidiaries taken as a whole); or

                    (3) impair the validity or
          enforceability of, or the ability of the Company to perform its obligations under, the Credit
          Agreement.

          6.  To the best of our knowledge after due
inquiry, neither the Company nor any Restricted Subsidiary is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default could have a material adverse effect on the businesses, assets, operations, prospects or condition, financial or otherwise, of the Company (or of the Company and the Restricted Subsidiaries taken as a whole).

          7. The Company's execution, delivery, and perfor-mance of the Credit Agreement (and any Notes), and the making of Loans as contemplated under the Credit Agreement, do not require any authorizations, consents, approvals, or licenses of, or filings or registrations with, any governmental or regulatory authority or agency, domestic or foreign, or the authorization, consent or approval of any other person.

          8. Neither the Company nor any Restricted Subsid iary is, or immediately after application of the proceeds of the Loans will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any Restricted Subsidiary is, directly or indirectly, controlled by or acting on behalf of any person which is an "investment company" within the meaning of said Act. Neither the Company nor any of its Subsidiaries is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          9. The Company's borrowing the Loans under the Credit Agreement and using the proceeds from them as contemplated by the Credit Agreement will not violate
Regulation G, T, U or X.

          Our opinion is limited solely to the laws of the Commonwealth of Kentucky, the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction.

          We are furnishing this opinion to you and your counsel in respect of the Credit Agreement and the Loans.
It is not to be relied upon for any other purpose.


                              Very truly yours,

                              [                          ]
                                                   EXHIBIT D
                        FORM OF NOTE

[            ]                            New York, New York
                                            [Date of Initial
                                                  Borrowing]

          FOR VALUE RECEIVED, the undersigned, PROVIDIAN CORPORATION, a Delaware corporation (the "Company"), hereby
promises to pay to the order of [        ] (the "Bank"), at
the office of Credit Suisse (the "Administrative Agent"), at
                    , on (i) the last day of each Interest
Period, as defined in the Revolving Credit Facility Agreement dated as of August 17, 1995, among the Company, the Banks named therein and Credit Suisse as Arranger and as Administrative Agent (the "Credit Agreement"), the principal amount of Loans made by the Bank to the Company pursuant to Sections 2.01 and 2.02 or 2.04, as applicable, of the Credit Agreement to which such Interest Period applies (subject to refinancing or conversion as provided in the Credit Agreement) and (ii) on the Maturity Date, any amount of the principal amount stated hereon remaining unpaid as of such date of Loans made by the Bank to the Company pursuant to Sections 2.01 and 2.02 or 2.04, as applicable, of the Credit Agreement, in lawful money of the United States of America in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement.

          The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

          The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

          This Note is fully incorporated as an obligation of the Company under the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                              PROVIDIAN CORPORATION,

                                by
                                  _______________________
                                  Title:














                                             August 17, 1995




To each of the Banks party to the
   $450,000,000 Revolving Credit Facility
   Agreement, dated as of August 17, 1995,
   among Providian Corporation, Credit
   Suisse, as Arranger and as Administrative
   Agent for said Banks, the Lead Manager party thereto and said Banks.


                   Providian Corporation


Ladies and Gentlemen:

          We have acted as counsel to Credit Suisse individually, as Arranger and as Administrative Agent (each as hereinafter defined), in connection with the execution and delivery of the $450,000,000 Revolving Credit Facility Agreement, dated as of August 17, 1995, among Providian Corporation (the "Company"), Credit Suisse, as arranger (in such capacity, the "Arranger") and as administrative agent (in such capacity, the "Administrative Agent") for the banks party thereto (the "Banks"), the Lead Manager party thereto, and the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          In this connection we have examined the following documents, each of which, unless otherwise indicated, is dated the date hereof:

          1. Counterparts of the Agreement executed by the Company, the Administrative Agent and each Bank.

          2. A certificate of the Secretary of the Company with respect to (i) the By-laws of the Company, (ii) certain resolutions adopted by the Board of Directors of the Company, (iii) amendments of the certificate of incorporation of the Company and (iv) the incumbency and signatures of certain officers of the Company, delivered pursuant to Section 4.02(c) of the Agreement.

          3. An opinion of Stites and Harbison delivered pursuant to Section 4.02(a) of the Agreement.

          4. A certificate of a Financial Officer of the Company with respect to the termination of a certain Credit
Agreement, delivered pursuant to Section 4.02(d) of the Agreement.

          5. Copies of the Certificate of Incorporation of the Company, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the Company's jurisdiction of incorporation and delivered pursuant to Section 4.02(c) of the Agreement.

          We have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have relied, as to factual matters, on the documents we have examined.

          Our opinions expressed below are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinions concerning any other law.

          Based upon and subject to the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

          (i) the certificates and opinion referred to in items 2, 3, 4 and 5 above appear to be substantially responsive to the requirements of Section 4.02 of the Agreement; and

          (ii) assuming that the Agreement has been duly authorized, executed and delivered by the Company, the Arranger and Administrative Agent, the Lead Manager and each Bank, the Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and other similar laws from time to time in effect and except that
     (A) rights of acceleration and the availability of equitable remedies, including the remedy of specific performance, may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
     (B) we express no opinion as to the effect of the law of any jurisdiction (other than the State of New York) wherein the Company or any Bank, including any lending office thereof, may be located which limits rates of interest which may be charged or collected by such Bank.

                              Very truly yours,




                                                  Schedule 1
                         LIST OF ALL SUBSIDIARIES

          (Each person listed below is a corporation except for
         Capital Liberty, L.P. and Camden Asset Management, L.P.,
                     which are limited partnerships.)

                  A.  DESIGNATED INSURANCE SUBSIDIARIES

      Subsidiary            Domicile      Percent of Voting
                                         Securities Held By
Commonwealth Life           Kentucky    100% Capital General
Insurance Company                       Development
                                        Corporation
     Agency Holding I, Inc.     Delaware    100% Commonwealth
                                        Life Insurance
                                        Company
              Agency Investments     Delaware    100% Agency Holding
I, Inc.                                 I, Inc.
     Commonwealth Agency,       Kentucky    100% Commonwealth
Inc.                                    Life Insurance
                                        Company
Peoples Security Life        North      100% Providian
Insurance Company           Carolina    Corporation
     Agency Holding II,         Delaware    100% Peoples
Inc.                                    Security Life
                                        Insurance Company
              Agency Investments     Delaware    100% Agency Holding
II, Inc.                                II, Inc.
     Agency Holding III,        Delaware    100% Peoples
Inc.                                    Security Life
                                        Insurance Company
              Agency Investment      Delaware    100% Agency Holding
III, Inc.                               III, Inc.
     Ammest Realty               Texas      100% Peoples
Corporation                             Security Life
                                        Insurance Company
Providian Life and          Missouri    100% Capital
Health Insurance                        Liberty, L.P.
Company
     Veterans Life              Illinois    100% Providian Life
Insurance Company                       and Health Insurance
                                        Company
              National             Pennsylvania  100% Veterans Life
Information Systems                     Insurance Company
Corporation
              First Providian        New York    100% Veterans Life
Life and Health                         Insurance Company
Insurance Company
Capital Security Life        North      100% Providian
Insurance Company           Carolina    Corporation
     Security Trust Life        Kentucky    100% Capital
Insurance Company                       Security Life
                                        Insurance Company
     Independence               Florida     100% Capital
Automobile                              Security Life
Association, Inc.                       Insurance Company
     Independence               Georgia     100% Capital
Automobile Club, Inc.                   Security Life
                                        Insurance Company

                          B.  OTHER SUBSIDIARIES


       Subsidiary          Domicile  Percent of Voting
                                      Securities Held
                                            By
Providian Agency Group,    Kentucky  100% Providian
Inc.                                 Corporation
     College Resource Group,   Kentucky  100% Providian
Inc.                                 Agency Group,
                                     Inc.
              Knight Insurance      Massachu  100% College
Agency, Inc.                setts    Resource Group,
                                     Inc.
                        Knight Tuition   Massachu  100% Knight
Payment Plans, Inc.         setts    Insurance Agency,
                                     Inc.
                        Knight             New     100% Knight
Insurance Agency (New      Hampshir  Insurance Agency,
Hampshire), Inc.              e      Inc.
Providian Assignment       Kentucky  100% Providian
Corporation                          Corporation
Providian Capital          Delaware  100% Providian
Management, Inc.                     Corporation
     Providian Capital         Delaware  100% Providian
Management Real Estate               Capital
Services, Inc.                       Management, Inc.
Capital Real Estate        Delaware  100% Providian
Development Corporation              Corporation
     KB Currency Advisors,     Delaware  33 1/3% Capital
Inc.                                 Real Estate
                                     Development
                                     Corporation
Capital General            Delaware  100% Providian
Development Corporation              Corporation
Capital 200 Block          Delaware  100% Providian
Corporation                          Corporation
Capital Values Financial   Pennsylv  100% Providian
Services, Inc.               ania    Corporation
     Providian Securities      Pennsylv  100% Capital
Corporation                  ania    Values Financial
                                     Services, Inc.
Capital Broadway           Kentucky  100% Providian
Corporation                          Corporation
Providian Investment       Delaware  100% Providian
Advisors, Inc.                       Corporation
Southlife, Inc.            Tennesse  100% Providian
                              e      Corporation
Providian Bancorp. Inc.    Delaware  100% Providian
                                     Corporation
     First Deposit Service     Californ  100% Providian
Corporation                   ia     Bancorp, Inc.
     First Deposit Life        Arkansas  100% Providian
Insurance Company                    Bancorp, Inc.
     First Deposit National     United   100% Providian
Bank                        States   Bancorp, Inc.
              Winnisquam Community    New     96% First Deposit
                           Hampshir  National Bank
          Development         e
          Corporation

          (nonprofit
          corporation)
     Providian National Bank    United   100% Providian
                            States   Bancorp, Inc.
     Providian National        Californ  100% Providian
Bancorp                       ia     Bancorp, Inc.
              Commonwealth Premium  Californ  100% Providian
Finance                       ia     National Bancorp
     Providian Credit          Delaware  100% Providian
Corporation                          Bancorp, Inc.
     Providian Credit            Utah    100% Providian
Services, Inc.                       Bancorp, Inc.
National Liberty           Pennsylv  100% Providian
Corporation                  ania    Corporation
     National Assets           Pennsylv  100% National
Management Corporation       ania    Liberty
                                     Corporation
     Compass Rose Development  Pennsylv  100% National
Corporation                  ania    Liberty
                                     Corporation
     Association Consultants,  Illinois  100% National
Inc.                                 Liberty
                                     Corporation
     Valley Forge Associates,  Pennsylv  100% National
Inc.                         ania    Liberty
                                     Corporation
     Veterans Benefits Plans,  Pennsylv  100% National
Inc.                         ania    Liberty
                                     Corporation
     Veterans Insurance        Delaware  100% National
Services, Inc.                       Liberty
                                     Corporation
     Financial Planning        Washingt  100% National
Services, Inc.             on, D.C.  Liberty
                                     Corporation
Providian Auto and Home    Missouri  100% Providian
Insurance Company                    Corporation
     Academy Insurance Group,  Delaware  100% Providian
Inc.                                 Auto and Home
                                     Insurance Company
              Academy Life          Missouri  100% Academy
Insurance Company                    Insurance Group,
                                     Inc.
              Pension Life            New     100% Academy
Insurance Company of        Jersey   Insurance Group,
America                              Inc.
              Academy Services,     Delaware  100% Academy
Inc.                                 Insurance Group,
                                     Inc.
              Ammest Development     Kansas   100% Academy
Corporation, Inc.                    Insurance Group,
                                     Inc.
              Ammest Insurance      Californ  100% Academy
Agency, Inc.                  ia     Insurance Group,
                                     Inc.
              Ammest Massachusetts  Massachu  100% Academy
Insurance Agency, Inc.      setts    Insurance Group,
                                     Inc.
              Ammest Realty, Inc.   Pennsylv  100% Academy
                             ania    Insurance Group,
                                     Inc.
              Ampac, Inc.            Texas    100% Academy
                                     Insurance Group,
                                     Inc.
              Ampac Insurance       Pennsylv  100% Academy
Agency, Inc.                 ania    Insurance Group,
                                     Inc.
              Data/Mark Services,   Delaware  100% Academy
Inc.                                 Insurance Group,
                                     Inc.
              Force Financial       Delaware  90% Academy
Group, Inc.                          Insurance Group,
                                     Inc.
                        Force Financial  Massachu  100% Force
Services, Inc.              setts    Financial Group,
                                     Inc.
              Military Associates,  Pennsylv  100% Academy
Inc.                         ania    Insurance Group,
                                     Inc.
              NCOAA Management       Texas    100% Academy
Company                              Insurance Group,
                                     Inc.
              NCOA Motor Club,      Georgia   100% Academy
Inc.                                 Insurance Group,
                                     Inc.
              Unicom                Pennsylv  100% Academy
Administrative Services,     ania    Insurance Group,
Inc.                                 Inc.
                        Unicom           Germany   100% Unicom
Administrative Services              Administrative
GmbH                                 Services, Inc.
     Providian Property and    Kentucky  100% Providian
Casualty Insurance                   Auto and Home
Company                              Insurance Company
              Providian Fire        Kentucky  100% Providian
Insurance Company                    Property and
                                     Casualty
                                     Insurance Company
Capital Liberty, L.P.      Delaware  50% Providian
                                     Corporation
                                     (General
                                     Partnership
                                     Interests)
                                     40% Commonwealth
                                     Life Insurance
                                     Company (Limited
                                     Partnership
                                     Interests)
                                     10% Peoples
                                     Security Life
                                     Insurance Company
                                     (Limited
                                     Partnerships
                                     Interests)
Benefit Plans, Inc.        Delaware  100% Providian
                                     Corporation
     DurCo Agency, Inc.        Virginia  100% Benefit
                                     Plans, Inc.
Camden Asset Management,   Californ  51% Commonwealth
L.P.                          ia     Life Insurance
                                     Company (Limited
                                     Partner)


                                                                 Schedule 2


                   LIST OF CREDIT AGREEMENTS AND LIENS

                   Description         Amount
                                    Outstanding
                                      7/31/95
Indenture dated April 1, 1983
between Providian Corporation
and Shawmut Bank Connecticut,
N.A., as successor to National
Westminster Bank USA, amended
by a First Supplemental
Indenture dated as of
September 1, 1989, covering an
unlimited amount of unsecured
debentures, notes or other
evidences of indebtedness
including:
     8.75% Sinking Fund Debentures          $95,000,000
due 2017
     8.83% - 9.99% Medium Term             $151,000,000
Notes - Series A, having an
aggregate initial public
offering price not to exceed
$200,000,000 maturing 5 to
12 years from their issue
dates
     8.53% - 10.00% Medium Term            $175,000,000
Notes - Series B, having an
aggregate initial public
offering price not to exceed
$175,000,000, maturing 5 to 30
years from their issue dates
     7.04% - 9.00% Medium Term             $117,750,000
Notes - Series C, having an
aggregate initial public
offering price not to exceed
$225,000,000, maturing 5 to
12 years from their issue
dates
Indenture dated January 1,
1994 between Providian
Corporation and First Trust,
N.A. as successor to Morgan
Guaranty Trust Company of New
York, covering an unlimited
amount of unsecured
debentures, notes or other
evidences of indebtedness
including:
     Fixed Rate, Floating Rate or          $190,551,568
Zero Coupon Medium Term Notes
- Series D, having an
aggregate initial public
offering price not to exceed
$400,000,000, maturing 9
months or more from their
issue dates
     $300,000,000 unsecured                        None
Revolving Credit Facility
Agreement dated June 19, 1992
as amended September 30, 1994,
among Providian Corporation
and various domestic and
international  banks.  Under
the agreement, Providian
Corporation can borrow on a
committed standby basis and
under competitive bid
procedures.  The agreement
expires June 19, 1997.
     Providian Corporation is               $25,000,000
currently authorized to issue
up to $950,000,000 of
commercial paper with Chase
Manhattan Bank as issuing and
paying agent and Goldman Sachs
Inc. as dealer.
     $450,000,0000 unsecured                       None
Syndicated Credit Facility
Agreement dated August 10,
1990, among Providian
Corporation and various
international financial
institutions.  Under the
agreement, Providian
Corporation can borrow on a
committed standby basis and
under competitive bid
procedures.  This agreement
expires August 21, 1995.
     $100,000,000 unsecured                        None
committed revolving credit
facility established by
Providian Corporation with
Credit Suisse dated
October 11, 1994, having an
initial term of 364 days and
renewable annually.


_______________________________
     1/ Not less than $25,000,000 and in integral multiples of $5,000,000.

     2/ Eurodollar Loan or Fixed Rate Loan.

     3/ Which shall be subject to the definition of Interest
Period and end not later than the Maturity Date.

     4/ Not less than $25,000,000 and in integral multiples of $5,000,000.

     5/ Eurodollar Loan, CD Loan or Alternate Base Loan.

     6/ Which shall be subject to the definition of Interest
Period and end not later than the Maturity Date.

     7/ In integral multiples of $5,000,000.